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                                                                   Exhibit 10.16

                                                                  EXECUTION COPY

                            SHARE PURCHASE AGREEMENT

                          DATED AS OF SEPTEMBER 1, 1998

                                    BETWEEN

                        NORCROSS SAFETY PRODUCTS L.L.C.

                                  ON ONE HAND

                                      AND

                                   SIEBE PLC,
                          SIEBE INTERNATIONAL LIMITED,
                              DEUTSCHE SIEBE GMBH,
                                      AND
                                   SIEBE INC.

                               ON THE OTHER HAND

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                                TABLE OF CONTENTS

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PREAMBLE............................................................................     1

RECITALS............................................................................     1

TERMS AND CONDITIONS................................................................     2

      ARTICLE 1 - GENERAL PROVISIONS................................................     2

           1.1     Definitions......................................................     2
           1.2     Meaning of the Siebe Sellers' Knowledge..........................     2
           1.3     Other Definitions and Meanings;
                   Interpretation...................................................     3

      ARTICLE 2 - PURCHASE AND SALE.................................................     3

           2.1     Transaction......................................................     3
           2.2     Purchase Price...................................................     4
           2.3     Adjustment.......................................................     4
                   (A)   Conduct of Closing Audit...................................     4
                   (B)   Delivery of Auditors' Report...............................     5
                   (C)   Review by Norcross.........................................     5
                         (1)  Acceptance by Norcross................................     5
                         (2)  Dispute by Norcross...................................     5
                   (D)   Informal Negotiations......................................     5
                   (E)   Dispute Resolution Proceedings.............................     6
                   (F)   Accounting Principles......................................     6
                   (G)   Base-Line Net Worth........................................     6
                   (H)   Determination of Closing Net Worth.........................     6
                   (I)   Amount of Adjustment.......................................     7
           2.4     Payment of Purchase Price........................................     7
                   (A)   Cash Payment at Closing....................................     7
                   (B)   Delivery of the Deferred Note..............................     7
                   (C)   Payment of the Adjustment..................................     8
           2.5     Refund of the Adjustment.........................................     8
           2.6     Method of Payment................................................     8
                   (A)   Directed Payment...........................................     8
                   (B)   Other Payments.............................................     8

      ARTICLE 3 - REPRESENTATIONS AND WARRANTIES............................ .......     8

           3.1     The Siebe Sellers' General
                   Representations and Warranties...................................     8
                   (A)   Organization and Existence.................................     9
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                   (B)   Power and Authority........................................     9
                   (C)   Authorization..............................................     9
                   (D)   Binding Effect.............................................     9
                   (E)   No Default.................................................     9
                   (F)   North Safety Shares........................................     9
                   (G)   Ownership of North Safety Shares...........................     9
                   (H)   Finders....................................................    10
           3.2     The Siebe Sellers' Representations and Warranties
                   Concerning the North Safety Disclosure Package...................    10
                   (A)   North Safety Business Generally............................    10
                   (B)   Financial Statements.......................................    10
                   (C)   Real Property..............................................    11
                   (D)   Tangible Personal Property.................................    11
                   (E)   Intellectual Property......................................    11
                   (F)   Liabilities................................................    12
                   (G)   Litigation.................................................    12
                   (H)   Contracts..................................................    12
                   (I)   Employees and Employee Benefits............................    13
                   (J)   Environmental Matters......................................    13
                   (K)   Compliance with Other Laws.................................    14
                   (L)   Taxes......................................................    14
                   (M)   Material Events............................................    14
                   (N)   Assets.....................................................    14
                   (O)   Affiliated Transactions....................................    15
                   (P)   No Acceleration of Rights or Benefits......................    15
           3.3     Norcross' Representations and Warranties.........................    15
                   (A)   Organization and Existence.................................    15
                   (B)   Power and Authority........................................    15
                   (C)   Authorization..............................................    15
                   (D)   Binding Effect.............................................    15
                   (E)   No Default.................................................    15
                   (F)   Norcross' Financing Plan...................................    16
                   (G)   Investment Intent..........................................    16
                   (H)   Finders....................................................    16
           3.4     Disclaimer.......................................................    16

      ARTICLE 4 - ACTIONS BEFORE CLOSING............................................    17

           4.1     Access to Records................................................    17
           4.2     Interim Conduct of the Business..................................    17
           4.3     Norcross' Approval of Certain Transactions.......................    17
           4.4     Norcross' Financing..............................................    19
           4.5     Consents to Assignment...........................................    20
           4.6     Coordination of Public Announcements.............................    20
           4.7     Hart-Scott-Rodino Notification...................................    20
           4.8     Other Regulatory Approvals.......................................    20
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           4.9     No Shopping......................................................    21
           4.10    Delivery of GAAP Financials......................................    21
           4.11    Other Agreements.................................................    21
           4.12    Corporate Actions................................................    22
           4.13    Notification of Material Adverse Changes.........................    22

      ARTICLE 5 - CONDITIONS........................................................    22

           5.1     Conditions to Norcross' Obligations..............................    22
           5.2     Conditions to the Siebe Sellers' Obligations.....................    24
           5.3     Parties Best Efforts.............................................    24

      ARTICLE 6 - CLOSING...........................................................    25

           6.1     The Closing......................................................    25
           6.2     Time, Date, and Place of Closing.................................    25
           6.3     Norcross' Obligations............................................    25
           6.4     The Siebe Sellers' Obligations...................................    25
           6.5     Local Formalities................................................    26

      ARTICLE 7 - ACTIONS AFTER CLOSING.............................................    26

           7.1     Further Conveyances..............................................    26
           7.2     Further Consents to Assignments..................................    26
           7.3     Access to Former Business Records................................    26
           7.4     Access to Employees..............................................    27
           7.5     Change of Corporate Names........................................    27
           7.6     Release of Guarantees............................................    28
           7.7     Respiratory Product Liability Matters............................    28
                   (A)   Norcross' Sole Responsibilities............................    28
                   (B)   The Siebe Sellers' Sole Responsibilities...................    28
           7.8     Tax Matters......................................................    29
                   (A)   Norcross' Sole Responsibilities............................    29
                   (B)   Shared Responsibilities....................................    28
                   (C)   The Siebe Sellers' Sole Responsibilities...................    29
                   (D)   Tax Returns................................................    29
           7.9     Noncompetition...................................................    30
           7.10    Confidentiality..................................................    30
           7.11    Financial Statements.............................................    31
           7.12    Dispute Resolution...............................................    31
                   (A)   Dispute Notice.............................................    31
                   (B)   Informal Negotiations......................................    31
                   (C)   Dispute Resolution Proceedings.............................    31
                         (1)  Designation of Representatives........................    31
                         (2)  Selection of Neutral..................................    32
                         (3)  Procedures and Process................................    32
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                         (4)  Decision..............................................    32
                   (D)   Equitable Relief...........................................    32
                   (E)   Tolling of Limitation Periods..............................    33
                   (F)   Binding Effect.............................................    33

      ARTICLE 8 - INDEMNIFICATION...................................................    33

           8.1     Indemnification of the Siebe Sellers.............................    33
           8.2     Indemnification of Norcross......................................    33
           8.3     Claims...........................................................    35
                   (A)   Notice.....................................................    35
                   (B)   Responsibility for Defense.................................    36
                   (C)   Right to Participate.......................................    36
                   (D)   Settlement.................................................    36
           8.4     Disputed Responsibility..........................................    37
           8.5     Dollar Limitation on Indemnification.............................    38
           8.6     Time Limitation on Indemnification...............................    38
           8.7     Actual Amount to Be Indemnified..................................    38
           8.8     Exclusive Remedies...............................................    40
           8.9     Purchase Price Adjustment........................................    40

      ARTICLE 9 - AMENDMENT, WAIVER, TERMINATION, AND CANCELLATION..................    40

           9.1     Amendment........................................................    40
           9.2     Waiver...........................................................    40
           9.3     Termination......................................................    40
           9.4     The Siebe Sellers' Unilateral Right of Cancellation..............    40
           9.5     The Siebe Sellers' Unilateral Right of Partial Termination.......    41

      ARTICLE 10 - MISCELLANEOUS....................................................    41

           10.1    Cooperation......................................................    41
           10.2    Severability.....................................................    41
           10.3    Costs and Expenses...............................................    41
           10.4    Notices..........................................................    42
           10.5    Assignment.......................................................    43
           10.6    No Third Parties.................................................    44
           10.7    Incorporation by Reference.......................................    44
           10.8    Governing Law....................................................    44
           10.9    Counterparts.....................................................    44
           10.10   Complete Agreement...............................................    44
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APPENDICES

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Appendix A    -    Certain Definitions
Appendix B    -    Due Diligence Review and Certifications
Appendix C    -    Deferred Note
Appendix D    -    Accounting Principles
Appendix E    -    Contents of the North Safety Disclosure Package
Appendix F    -    Documents to Be Delivered by the Siebe Sellers at the Closing
Appendix G    -    Documents to Be Delivered by Norcross at the Closing
Appendix H    -    Real Estate
Appendix I    -    Employee Benefits
Appendix J    -    KPMG Letter
Appendix K    -    Trademark License
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                            SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT (this "Purchase Agreement") is dated as of September 1, 1998, and is among

          NORCROSS SAFETY PRODUCTS L.L.C. ("Norcross"), a Delaware limited liability company, on one hand,

                                       and

          SIEBE PLC ("Siebe"), a British public limited company, SIEBE INTERNATIONAL LIMITED ("Siebe International"), a British private limited company, DEUTSCHE SIEBE GMBH ("Deutsche Siebe"), a German private company limited by shares (GESELLSCHAFT MIT BESCHRANKTER HAFTUNG), and SIEBE INC. ("Siebe US"), a Delaware corporation, on the other hand.

(Siebe, Siebe International, Deutsche Siebe, and Siebe Inc. are referred to collectively below as the "Siebe Sellers".)

                                    RECITALS

     A. North Safety Products Ltd. ("North Safety Products") is a British private limited company with authorized capital consisting solely of 10,000,000 ordinary shares, nominal value L 1.00 per share, of which only 7,492,364 shares (the "North Safety Products Shares") are issued and allotted.

     B. North Safety Products (Africa) Pty. Ltd. ("James North (Africa)") is a South African private limited company with authorized capital consisting solely of 400,000 ordinary shares, par value shares of R2.00 each, of which all 400,000 shares (the "James North (Africa) Shares") are issued and allotted.

     C. Industrie-Shutz-Produkte GmbH ("ISP") is a German private company limited by shares (GESELLSCHAFT MIT BESCHRANKTER HAFTUNG) with its seat at Luneburg, Germany, registered in the Commercial Register (HANDELSREGISTER) of Luneburg (HR B 801) which has a total registered capital (STAMMKAPITAL) consisting solely of DM 2,000,000 shares (the "ISP Shares").

     D. Siebe North Holdings Corp. ("Siebe North") is a Delaware corporation with authorized capital consisting solely of 1,000 common shares, par value $1.00 per share, of which all 1,000 common shares (the "Siebe North Shares") are issued and outstanding.

     E. North Safety Products, James North (Africa), ISP, Siebe North, and their respective subsidiaries are engaged in the business (the "North Safety Business") of

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designing, manufacturing, and marketing a wide array of personal protection and safety equipment products (the "Products") primarily intended for use in the workplace, including respiratory equipment, hand protection, hearing protection, eye, head and face protection, industrial first aid, fall protection, high-voltage lineman equipment, eye wash, and dermatological and single-use applicators for surgical preparation.

     F. Siebe owns all of the North Safety Products Shares, Siebe International owns all of the James North (Africa) Shares, Deutsche Siebe owns all of the ISP Shares, and Siebe US owns all of the Siebe North Shares. (The North Safety Products Shares, the James North (Africa) Shares, the ISP Shares, and the Siebe North Shares are referred to collectively below as the "North Safety Shares" and North Safety Products, James North (Africa), ISP, and Siebe North, together with any direct or indirect subsidiaries of any such company, are referred to collectively below as the "North Safety Companies".)

     G. Norcross desires to purchase from the Siebe Sellers, and the Siebe Sellers desire to sell to Norcross, all of the North Safety Shares on and subject to the terms and conditions contained in this Purchase Agreement.

                              TERMS AND CONDITIONS

     In consideration of the matters recited above and of other good and valuable consideration, and intending to be legally bound by this Purchase Agreement, Norcross and the Siebe Sellers hereby agree as follows:

                                    ARTICLE 1

                               GENERAL PROVISIONS

     1.1 DEFINITIONS. Appendix A sets forth the definitions of certain terms used in this Purchase Agreement. Those terms shall have the meanings set forth on Appendix A where used in this Purchase Agreement and identified with initial capital letters.

     1.2 MEANING OF THE SIEBE SELLERS' KNOWLEDGE. Where a statement contained in this Purchase Agreement is said to be to the "Siebe Sellers' knowledge" (or words of similar import) such expression means that, after having conducted a due diligence review and in reliance on due diligence certifications, both as described in Appendix B, the management of the Siebe Sellers believes the statement to be true, accurate, and complete in all material respects, but that the Siebe Sellers make no further representation, or warranty concerning material facts that might have come to their attention had they conducted a broader or more thorough investigation of the North Safety Business. The Siebe Sellers' receipt of the due diligence certificates shall not, directly or indirectly, limit or have the effect of limiting Norcross' or the North Safety

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[ILLEGIBLE] rights to indemnification from the Siebe Sellers pursuant to the terms of Sections 7 and 8 of this Purchase Agreement.

     1.3 OTHER DEFINITIONS AND MEANINGS; INTERPRETATION. For purposes of this Purchase Agreement, except where the context otherwise requires --

          (A)  The term "parties" means Norcross and the Siebe Sellers;

          (B) The term "person" includes any natural person, firm, association, partnership, corporation, limited liability company or partnership, governmental agency, or other entity other than the parties;

          (C)  The term "today" means September 1, 1998;

          (D) All dollar amounts are United States Dollars and other currency amounts will translate into dollar amounts at the following rates: $1.00 = L 0.61 (British Pounds Sterling), $1.00 = DM 1.75 (German Deutschemarks) and $1.00 = R 6.27 (South African Rand);

          (E) When introducing a series of items, the term "including" is not intended to limit the more general description of the items listed; and

          (F) The Table of Contents and the headings of the Articles and Sections are included for convenience of reference only and are not intended to affect the meaning of the operative provisions to which they relate.

                                    ARTICLE 2

                                PURCHASE AND SALE

     2.1 TRANSACTION. On and subject to the terms and conditions of this Purchase Agreement --

          (A) At the Closing, Norcross will purchase from the Siebe Sellers, and the Siebe Sellers will sell, transfer, and assign to Norcross, all of the North Safety Shares as follows:

               (1) Norcross will purchase the North Safety Products Shares from Siebe;

               (2) Norcross will purchase the James North (Africa) Shares from Siebe International;

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               (3)  Norcross will purchase the ISP Shares from Deutsche Siebe;
          and

               (4) Norcross will purchase the Siebe North Shares from Siebe US; and

          (B) Norcross will pay the Siebe Sellers the Purchase Price as provided in Section 2.4.

     2.2 PURCHASE PRICE. For purposes of this Purchase Agreement, the term "Purchase Price" means $230,000,000 PLUS or MINUS the amount of the Adjustment.

     2.3 ADJUSTMENT. The amount of the Adjustment will be determined as follows:

          (A) CONDUCT OF THE CLOSING AUDIT. Promptly after the Closing, the Siebe Sellers will cause KPMG Peat Marwick L.L.P. (the "Auditors"), independent certified public accountants, to conduct an audit of the financial and business record of the North Safety Companies as of the Closing in accordance with the U.S. generally accepted accounting principles used by the North Safety Companies as reported upon by the Auditors in preparation of the April 4, 1998 audited financials, consistently applied, treating the Closing Date as a year end, but which shall exclude the assets and liabilities which the North Safety Companies shall not possess or for which the North Safety Companies will not be liable after the Closing and shall exclude assets transferred to or liabilities assumed by the North Safety Companies to the extent such transfers are outside the ordinary course of business and not included in the computation of the Base-Line Net Worth. The Siebe Sellers and the North Safety Companies will cooperate fully with the Auditors and Norcross' accountants and representatives in the conduct of such audit and will make available to the Auditors and Norcross' accountants and representatives such books and records relating to the North Safety Business or otherwise relevant to the audit as the Auditors and Norcross' accountants and representatives may reasonably request.

     The Siebe Sellers will cause the Auditors to make available to Norcross and its accountants and representatives books, records, work papers (including all memoranda, summaries, conclusions, file notes, and analyses supporting, explaining, or forming the basis thereof) and personnel. In conducting the audit and during the period of the review process contemplated by this
     Section 2.3, the Auditors will provide Norcross' independent accountants status updates with respect to such audit, and upon completion of the audit and subject to the last sentence of this Section 2.3(A), provide Norcross and its independent accountants full access to the information referred to above. Without limiting the foregoing, the Siebe Sellers and the Auditors will provide Norcross and its independent accountants, a schedule of the timing of fieldwork and permit Norcross

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     and their independent accountants, at their discretion, to be present during fieldwork and observe any tests, measurements, interviews, or other investigatory events, as determined necessary by the Siebe Sellers or their independent accountants, conducted in the course of preparing the Auditors' Report. If so requested, each party's independent accountants will enter into customary agreements with such other party's independent accountants concerning access to and confidentiality of such other party's independent accountant's work papers and similar matters.

          (B) DELIVERY OF THE AUDITORS' REPORT. Within 60 days after the Closing or as soon thereafter as reasonably possible, the Auditors will deliver to Norcross and the Siebe Sellers a report (the "Auditors' Report") based on the audit stating the aggregate book value of the North Safety Companies' assets and the aggregate book amount of the North Safety Companies' liabilities, as the same were (or should have been) reflected on the books of the North Safety Companies as of the Closing in accordance with the Accounting Principles and without giving effect to any of the North Safety Companies' rights hereunder, but after giving effect to the other changes in the assets and liabilities resulting from the transactions contemplated hereby (excluding any post-Closing purchase accounting adjustments made by Norcross or the North Safety Companies).

          (C) REVIEW BY NORCROSS. Following receipt of the Auditors' Report, Norcross and its independent accountants will be afforded a period of 45 days to review the Auditors' Report. At or before the end of the 45-day period, Norcross will either --

               (1) ACCEPTANCE BY NORCROSS. Accept the Auditors' Report in its entirety, in which case the aggregate book value of the North Safety Companies' assets and aggregate book amount of the North Safety Companies' liabilities will be deemed to be as set forth on the Auditors' Report, or

               (2) DISPUTE BY NORCROSS. Deliver to the Siebe Sellers and the Auditors written notice and a written explanation of those items in the Auditors' Report which Norcross disputes, in which case the aggregate book value of the North Safety Companies' assets and the aggregate book amount of the North Safety Companies' liabilities not affected by the disputed items will be deemed to be as set forth on the Auditors' Report and the items identified by Norcross shall be deemed to be in dispute.

          (D)  INFORMAL NEGOTIATIONS. If Norcross delivers a notice under
     Section 2.3(C)(2), then during the 45-day period following the delivery of such notice, the parties will cause their representatives and/or independent accountants to meet and seek to resolve the disputed items cordially through informal negotiations.

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          (E)  DISPUTE RESOLUTION PROCEEDINGS. If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 2.3(D), then at the end of the 45-day period described in Section 2.3(D) the parties will refer the unresolved disputed items for final binding resolution to a third internationally-recognized firm of certified public accountants mutually acceptable to the Siebe Sellers and Norcross. The aggregate book value of the North Safety Companies assets and aggregate book amount of the North Safety Companies' liabilities affected by such unresolved disputed items (if any) will be deemed to be as determined by such third firm in accordance with the Accounting Principles without giving effect to the North Safety Companies' rights hereunder, but after giving effect to the other changes in the assets and liabilities resulting from the transactions contemplated hereby (excluding any post-Closing purchase accounting adjustments made by Norcross or the North Safety Companies) within 45 days of such reference. The decision of such third firm will be binding on and neither appealable nor contestable by the Siebe Sellers or Norcross and will not be subject to collateral attack for any reason.

          (F) ACCOUNTING PRINCIPLES. The aggregate book value of the North Safety Companies' assets and the aggregate book amount of the North Safety Companies' liabilities will be determined in accordance with the accounting practices and principles, applied consistently with the accounting practices and principles used by the Siebe Sellers in the preparation of the audited financial statements dated April 4, 1998, which practices and principles are summarized on Appendix D, unless such accounting principles and practices are determined not to have been in accordance with U.S. generally accepted accounting principles (collectively, the "Accounting Principles").

          (G) BASE-LINE NET WORTH. The "Base-Line Net Worth" will be an amount equal to $89,336,000, which amount represents the difference between aggregate book value of the North Safety Companies' assets MINUS the aggregate book amount of the North Safety Companies' liabilities as set forth in the North Safety Products combined Net Assets Statement-U.S. GAAP, as of July 4, 1998 (the "Base-Line Balance Sheet"), which excludes the liabilities and/or assets that the North Safety Companies shall not be subject to or possess after the Closing.

          (H) DETERMINATION OF CLOSING NET WORTH. The Closing Net Worth will be an amount equal to the aggregate book value of the North Safety Companies' assets MINUS the aggregate book amount of the North Safety Companies' liabilities as of the Closing, both as determined under Sections 2.3(A),
     (B), (C), (D), (E), and (F), and without giving effect to any of the North Safety Companies' rights under this Agreement, but after giving effect to the other changes in the assets and liabilities resulting from the transactions contemplated hereby

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     (excluding any post-Closing purchase accounting adjustments made by
     Norcross or the North Safety Companies).

          (I) AMOUNT OF THE ADJUSTMENT. If the Closing Net Worth is neither $1,000,000 greater than nor $580,000 less than the Base-Line Net Worth, then the Adjustment will equal zero. If the Closing Net Worth is greater than the Base-Line Net Worth by an amount in excess of $1,000,000, then the Adjustment will be a positive amount equal to the amount by which the Closing Net Worth is more than the Base-Line Net Worth. If the Closing Net Worth is less than the Base-Line Net Worth by an amount in excess of $580,000, then the Adjustment will be a negative amount equal to the amount by which the Closing Net Worth is less than the Base-Line Net Worth. Subject to the terms of Section 8.9 hereof, the Purchase Price will finally be determined on the date the amount of the Adjustment is finally determined. The parties hereto agree and acknowledge, however, that the Adjustment under this Section 2.3 does not prejudice or limit in any respect whatsoever Norcross' or the North Safety Companies' rights to indemnification under any other provision of this Agreement.

     2.4 PAYMENT OF PURCHASE PRICE. Norcross will pay the Purchase Price as follows:

          (A) CASH PAYMENT AT CLOSING. At the Closing, Norcross will pay the Siebe Sellers $225,000,000 in cash as follows:

               (1) Norcross will pay Siebe $28,900,000 for the North Safety Products Shares;

               (2) Norcross will pay Siebe International $12,100,000 for the James North (Africa) Shares;

               (3)  Norcross will pay Deutsche Siebe $3,000,000;

               (4) Norcross will pay Siebe $165,200,000 for the Siebe North Shares;

               (5) Norcross will pay Siebe $15,000,000 in consideration of the covenant contained in Section 7.9; and

               (6) Norcross will pay Siebe $800,000 in consideration of the Trademark License Agreement.

          (B) DELIVERY OF DEFERRED NOTE. At the Closing, Norcross or its parent will deliver to Siebe the Deferred Note in the principal amount of $5,000,000 and with the terms set forth in Appendix C as additional payment for the North Safety Products Shares.

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          (C)  PAYMENT OF THE ADJUSTMENT. If the Adjustment is a positive amount, then Norcross will pay Siebe US (on behalf of all the Siebe Sellers) the amount of the Adjustment, together with interest thereon at the Prime Rate for the period from the Closing Date through and including the date on which the Adjustment is paid, within ten business days after the final determination of the Purchase Price pursuant to Section 2.3(I).

     2.5 REFUND OF THE ADJUSTMENT. If the Adjustment is a negative amount, then Siebe US (on behalf of all the Siebe Sellers) will refund to Norcross the amount of the Adjustment, together with interest thereon at the Prime Rate for the period from the Closing Date through and including the date on which the Adjustment is paid, within ten business days after the final determination of the Purchase Price pursuant to Section 2.3(I).

     2.6 METHOD OF PAYMENT. All payments under this Purchase Agreement shall be made by delivery to the payee as follows:

          (A) DIRECTED PAYMENTS. If a party which is entitled to a payment under this Purchase Agreement provides the other party five-days' advance written designation of a bank and account number into which the payee wishes payment to be made, then the payer will make such payment by wire transfer (in immediately available funds) to the designated account of the payee.

          (B) OTHER PAYMENTS. In all other cases, the party obligated to make a payment under this Purchase Agreement will do so by delivering to the payee a bank cashier's check (in immediately available funds) payable to the order of the payee.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 THE SIEBE SELLERS' GENERAL REPRESENTATIONS AND WARRANTIES. The Siebe Sellers hereby jointly and severally represent and warrant to Norcross the following:

          (A) ORGANIZATION AND EXISTENCE. Siebe is a public limited company duly organized and existing under the laws of England and Wales. Siebe International is a private limited company duly organized and existing under the laws of England and Wales. Deutsche Siebe is a German private company limited by shares (GESELLSCHAFT MIT BESCHRANKTER HAFTUNG) organized under the laws of Germany with its seat at Luneburg registered in the Commercial Register (HANDELSREGISTER) of Luneburg (HR B 801). Siebe US is a corporation duly organized and existing under the laws of the State of Delaware.

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          (B)  POWER AND AUTHORITY. Each of the Siebe Sellers has full power and authority under its constitutive documents and the laws of the jurisdiction of its formation to execute, deliver, and perform this Purchase Agreement.

          (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement by each of the Siebe Sellers has been duly authorized by all requisite corporate action on the part of each such Siebe Seller.

          (D) BINDING EFFECT. This Purchase Agreement is a valid, binding, and legal obligation of each the Siebe Sellers.

          (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor the Siebe Sellers' full performance of their respective and joint obligations under this Purchase Agreement will violate or breach, or otherwise constitute or give rise to a Default under, or require any consent, authorization, or approval pursuant to, the terms or provisions of the Siebe Sellers' constitutive documents or of any material contract, commitment, statute, rule, regulation, judgment, order, decree, or other restriction of any government, governmental agency, or court (other than the regulatory approvals described in Sections 4.7 and 4.8), or other obligation to which any of the Siebe Sellers is a party.

          (F) NORTH SAFETY SHARES. North Safety Products' authorized capital consists solely of 10,000,000 ordinary shares, nominal value L 1.00 per share, of which the 7,492,364 North Safety Products Shares are the only shares issued and allotted. James North (Africa)'s authorized capital consists solely of 400,000 ordinary shares, par value R2.00 per share, of which the 400,000 James North (Africa) Shares are the only shares issued and allotted. ISP's authorized capital consists solely of the DM 2,000,000 ISP Shares. Siebe North's authorized capital consists solely of 1,000 common shares, par value $1.00 per share, of which the 1,000 Siebe North Shares are the only shares issued and outstanding. All of the North Safety Shares have been validly issued, are fully paid, and are nonassessable.

          (G) OWNERSHIP OF NORTH SAFETY SHARES. Siebe Owns all of the North Safety Products Shares, Siebe International Owns all of the James North (Africa) Shares, Deutsche Siebe Owns all of the ISP Shares, and Siebe US Owns all of the Siebe North Shares. The Siebe Sellers will continue to Own such North Safety Shares until immediately before the Closing. There are no restrictions of any kind on the Siebe Sellers' right, power, or authority to sell, transfer, and assign all of the North Safety Companies' Shares to Norcross as provided in this Purchase Agreement and no such restrictions will exist before the Closing. Neither any of the Siebe Sellers nor any of the North Safety Companies has granted to, and there are not outstanding in favor of, any person any option, warrant, or other right of any kind to acquire any North Safety Shares or any other

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     equity securities of the North Safety Companies and no such rights will be granted to or outstanding in favor of any person before the Closing.

          (H) FINDERS. With the sole exception of Morgan Stanley Dean Witter & Co., none of the Siebe Sellers has engaged or is directly or indirectly obligated to any person acting as a broker, finder, or similar capacity in connection with the transactions contemplated by this Purchase Agreement.

     3.2 THE SIEBE SELLERS' REPRESENTATIONS AND WARRANTIES CONCERNING THE NORTH SAFETY DISCLOSURE PACKAGE. Simultaneously with the execution and delivery of this Purchase Agreement, the Siebe Sellers are delivering to Norcross a set bound volumes of disclosure materials (the "North Safety Disclosure Package") entitled "The North Safety Disclosure Package" and consisting of 13 Parts, consecutively lettered A-M, inclusive. The Siebe Sellers hereby represent and warrant jointly and severally to Norcross that the North Safety Disclosure Package contains the information described on Appendix E, it being understood that the North Safety Disclosure Package is for the purpose of disclosing information and is not intended to supersede the terms of this Purchase Agreement. In addition, the Siebe Sellers represent and warrant jointly and severally to Norcross as follows:

          (A) THE NORTH SAFETY COMPANIES GENERALLY. Except as otherwise disclosed on Part A. (1) each North Safety Company and each subsidiary of a North Safety Company is a limited liability company or corporation with full corporate power and authority and all material licenses, permits, and authorizations necessary to own its properties and conduct the North Safety Business as the same has been and is being conducted; (2) each North Safety Company and each subsidiary of a North Safety Company is in good standing in each jurisdiction in which the nature of its activities and/or ownership of property requires it to be in good standing. Neither any of the North Safety Companies nor any of their subsidiaries has granted to, and there are not outstanding in favor of, any person any option, warrant, convertible or exchangeable security or other right of any kind to acquire any of the equity capital of such subsidiaries and no such rights will be granted to or outstanding in favor of any person before the Closing; and
     (3) all of the equity interests of the North Safety Companies and their subsidiaries are wholly-owned directly or indirectly by the North Safety Companies and there are no agreements or arrangements with minority stockholders.

          (B)  FINANCIAL STATEMENTS. Except as otherwise disclosed on Part B,
     (1) unaudited financial statements contained in Part B fairly present, in accordance with the North Safety Companies' standard financial accounting principles and practices (applied on a consistent basis except as described in any footnotes thereto), the financial position and results of operations of the North Safety Companies as of the dates and for the periods therein set forth, subject only to normal year-end adjustments in the case of those statements which relate to interim periods which are not material and such other adjustments as may be de-

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     scribed therein; (2) when delivered to Norcross, the GAAP Financials will have been prepared in accordance with generally accepted accounting principles in the United States (consistently applied except as otherwise noted therein) and will fairly present the financial condition, results of operations, statement of shareholder equity and cash flows of the North Safety Companies at the dates and for the periods covered thereby; and (3) the unaudited balance sheet of the North Safety Companies at July 4, 1998, that the Siebe Sellers have delivered to Norcross simultaneously with the execution and delivery of this Purchase Agreement has been prepared in accordance with U.S. generally accepted accounting principles applied consistently with the GAAP Financials and fairly presents the financial condition of the North Safety Companies at July 4, 1998, subject only to normal year-end adjustments which are not material and except for such other adjustments described therein, including the deletion of those assets the North Safety Companies will not possess and liabilities for which the North Safety Companies will not be liable from and after the Closing. (The financial statements referred to in this Section 3.2(B) are collectively defined as the "Financial Statements"; and the balance sheet referred to in
     Section 3.2(B)(3) is defined as the "Base-Line Balance Sheet.")

          (C) REAL PROPERTY. Except as otherwise disclosed on Part C, (1) the North Safety Companies Own all of the real properties listed as "OWNED" on Part C-1; (2) the leases under which the real property listed as "LEASED" on Part C-2 are leased are valid, legal, binding and subsisting; and (3) neither the North Safety Companies nor, to the Siebe Sellers' knowledge, any other person is in Default under any such lease of real properties in any manner materially adverse to the North Safety Business Condition.

          (D) TANGIBLE PERSONAL PROPERTY. Except as otherwise disclosed on Part D, (1) the North Safety Companies Own all tangible personal property listed as "OWNED" on Part D; (2) the leases under which the tangible personal property listed as "LEASED" on Part D are leased are valid, legal, binding and subsisting; and (3) neither the North Safety Companies nor, to the Siebe Sellers' knowledge, any other person is in Default under any such lease of tangible personal properties in any manner materially adverse to the North Safety Business Condition.

          (E)  INTELLECTUAL PROPERTY. Except as otherwise disclosed on Part E,
     (1) the North Safety Companies Own all of the Intellectual Property listed as "OWNED" on Parts E-1 and E-2, inclusive; (2) the license, technology, or similar agreements to employ the Intellectual Property listed as "LICENSED TO" on Part E-3 are valid, legal, binding and subsisting agreements; (3) neither the North Safety Companies nor, to the Siebe Sellers' knowledge, any other person is in Default under any such license of Intellectual Property in any manner materially adverse to the North Safety Business Condition; (4) none of the North Safety Companies has granted any rights or interest to any person in connection with any of the

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     Intellectual Property described in Part E other than those listed as
     "LICENSED BY" the North Safety Companies on Part E-4; (5) to the Siebe Sellers' knowledge, in their conduct of the North Safety Business, none of the North Safety Companies infringe or have infringed the intellectual property rights of any other person; and (6) to the Siebe Sellers' knowledge, and no other person is infringing on any intellectual property rights of any of the North Safety Companies.

          (F) LIABILITIES. Except as otherwise disclosed on Part F, none of the North Safety Companies is in Default in any manner materially adverse to the North Safety Business Condition under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness. Except as disclosed in the Disclosure Package, the North Safety Companies have no liabilities (contingent or matured) which are material to the North Safety Companies other than liabilities reflected in the Financial Statements, other liabilities incurred in the ordinary course of business (none of which is a liability arising from breach of contract, breach of warranty, tort, infringement, misappropriation, claim, or suit), and liabilities to be reflected in the statement of Closing Net Worth.

          (G) LITIGATION. Except as otherwise disclosed on Part G, (1) there exists no litigation, proceedings, actions, claims, or investigations at law or in equity pending or, to the Siebe Sellers' knowledge, threatened against the North Safety Companies that is likely to be materially adverse to the North Safety Business Condition; and (2) the North Safety Companies are not in Default under any writ, injunction, order, or decree of any court, agency, or other governmental authority materially affecting the North Safety Business.

          (H) CONTRACTS. Except as otherwise disclosed on Part H, (1) each of the contracts, commitments, and other obligations listed on the Disclosure Package is a valid, legal, subsisting, and binding obligation of one or more of the North Safety Companies and, to the Siebe Sellers' knowledge, the other person or persons who are party thereto; (2) neither the North Safety Companies nor, to the Siebe Sellers' knowledge, any other person who is party thereto has terminated, canceled, or substantially modified any contract, commitment, or other obligation identified in the Disclosure Package or intends to do any of the foregoing in any manner materially adverse to the North Safety Business Condition; (3) neither the North Safety Companies nor, to the Siebe Sellers' knowledge, any other person who is party thereto is in Default under any contract, commitment, or other obligation identified in the Disclosure Package in any manner materially adverse to the North Safety Business Condition; and (4) none of the North Safety Companies is party to a contract requiring such North Safety Company to purchase goods or services or lease property materially above or below (as the case may be) prevailing market rates and prices or to sell goods or services materially below the cost of such goods and services to that North

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     Safety Company, in either case in a manner likely to have a material adverse effect on the North Safety Business Condition.

          (I)  EMPLOYEES AND EMPLOYEE BENEFITS. Except as otherwise disclosed on
     Part I, (1) none of the North Safety Companies maintains or contributes to any material pension, retirement, profit-sharing, deferred compensation, employee stock option or stock purchase, bonus, or incentive compensation plans, (2) Siebe North does not maintain or contribute to any such written plans (or to the knowledge of the Siebe Sellers, any such oral plans) whether or not material; (3) none of the North Safety Companies maintains or contributes to any employee health, dental, vision, life insurance, long-term or short-term disability, vacation, tuition reimbursement, or severance plans or, to the Siebe Sellers' knowledge, other fringe benefit plans, programs, or arrangements, relating and applicable to the North Safety Business or its employees material to the North Safety Business (the items under clauses (1), (2) and (3) above, collectively referred to as the "Employee Benefit Plans"); (4) each of the Employee Benefit Plans has been maintained and administered in all material respects with the requirements of applicable law, except where such instances of noncompliance would not be material to the North Safety Business; (5) each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter that it is so qualified and this its corresponding trust is exempt from taxation under Section 501(a) of the Code, and the Siebe Sellers are not aware of any reason why any such favorable determination letter would be revoked; (6) with respect to each Employee Benefit Plan, to the knowledge of the Siebe Sellers, there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and no fiduciary has any liability for breach of fiduciary duty; (7) with respect to the Employee Benefit Plans, as of the date hereof there are no actions, investigations, suits or material claims pending, or to the knowledge of the Siebe Sellers threatened, which is likely to be materially adverse to the North Safety Business; (8) with respect to each Employee Benefit Plan, the Siebe Sellers have made available to Norcross copies of the Employee Benefit Plan documents, summary plan descriptions, the most recent actuarial valuation, IRS Form 5500, and the most recent IRS favorable determination letter, which to the knowledge of the Siebe Sellers, are accurate and complete; (9) to the Siebe Sellers' knowledge, no key executive and no group of employees of the North Safety Companies has as of the date hereof any plan to terminate his, her, their, or its employment with the North Safety Companies; and (10) none of the North Safety Companies is a party to or bound by any collective bargaining agreement, nor experienced any strikes, grievances, unfair labor practices claims, or other material employee or labor dispute during the past 12 months.

          (J) ENVIRONMENTAL MATTERS. Except as otherwise disclosed on Part J, and insofar as is material to the North Safety Business Condition, (1) the North Safety Companies have been and are in compliance with all Environmental Laws

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     applicable to the North Safety Business, including Laws (a) relating to emissions, discharges, and releases of Hazardous Materials into land, soil, ambient air, water, and atmosphere; and (b) with respect to the generation, treatment, storage, transportation, and disposal of Hazardous Materials; and (2) there has been no use, disposal or release of materials, with respect to the past or current operations or facilities of the North Safety Companies or any predecessor (including any onsite or offsite disposal and release of, or contamination by, Hazardous Materials) which will give rise to any liability (including corrective or remedial action) under any Environmental Laws.

          (K) COMPLIANCE WITH OTHER LAWS. Except as otherwise disclosed on Part K, and insofar as is material to the North Safety Business Condition, the North Safety Companies are in compliance with all statutes, ordinances, regulations, and other governmental requirements (other than Environmental
     Laws) applicable to the conduct of the North Safety Business.

          (L) TAXES. Except as otherwise disclosed in Part L, (1) the North Safety Companies have filed all tax returns that the North Safety Companies are obligated to file by law, (2) the North Safety Companies have paid or have reserved for all taxes that are shown to be due and payable on such returns, (3) no properties or assets of the North Safety Companies are encumbered by any liens for unpaid taxes in any manner materially adverse to the North Safety Business Condition; (4) each North Safety Company has withheld and paid over to the appropriate taxing authority all material taxes which it is required to withhold from amounts paid or owing to any employee, equity holder, creditor or other person, and (5) no North Safety Company will be required to include any material income for any taxable period (or portion thereof) ending after the Closing Date as a result of
     (a) Section 481 of the US Internal Revenue Code (or any corresponding provision of state, local, or foreign income tax law), (b) the installment method of accounting, or (c) any "closing agreement," as described in
     Section 7121 of the US Internal Revenue Code (or any corresponding provision of state, local, or foreign income tax law).

          (M) NO MATERIAL EVENTS. Except as otherwise disclosed in Part M, (1) insofar as is material to the North Safety Business Condition, the North Safety Business has been conducted only in the ordinary and usual course since April 4, 1998; (2) since July 4, 1998, no North Safety Company has taken any action (without the consent of Norcross) which is inconsistent with or prohibited by Section 4.2 or Section 4.3 of this Purchase Agreement (it being understood that the Siebe Sellers had no obligation to seek Norcross' consent for any transactions undertaken before the execution and delivery of this Purchase Agreement) and (3) no Material Events have occurred since April 4, 1998.

          (N) ASSETS. The assets (whether real, personal or mixed property, tangible or intangible) owned, leased, or licensed by the North Safety Compa-

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     nies include or will at the Closing include all buildings, machinery, equipment, and other assets of the North Safety Companies being used by the North Safety Companies in their conduct of the North Safety Business as the same is currently being conducted.

          (O) AFFILIATED TRANSACTIONS. No executive officer, director, or shareholder (other than a shareholder of Siebe) of any of the North Safety Companies or any affiliate of the North Safety Companies or a person related by blood or marriage to any such person or in which any such person owns any controlling interest is a party to any agreement, contract, commitment, transaction, or arrangement with any of the North Safety Companies other than arms'-length transactions in the ordinary course which account for less than 1% of any North Safety Company's revenues during any 12-month period or has any beneficial ownership interest in any material property, real or personal or mixed, tangible or intangible, necessary for the conduct of the North Safety Business.

          (P) NO ACCELERATION OF RIGHTS OR BENEFITS. Except for the severance benefits for nine named employees described in paragraph 5G(3) of Appendix I, (1) none of the North Safety Companies is obligated to make any payment to any person as a consequence of the transactions contemplated by this Purchase Agreement and (2) no rights or benefits of any person have been (or will be) accelerated or increased as a result of the consummation of the transactions contemplated by this Purchase Agreement except as contemplated in this Purchase Agreement.

     3.3 NORCROSS' REPRESENTATIONS AND WARRANTIES. Norcross hereby represents and warrants to the Siebe Sellers the following:

          (A) ORGANIZATION AND EXISTENCE. Norcross is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          (B) POWER AND AUTHORITY. Norcross has full corporate power and authority under its limited liability company agreement and under the laws of the State of Delaware to execute, deliver, and perform this Purchase Agreement.

          (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement have been duly authorized by all requisite corporate actions on the part of Norcross.

          (D) BINDING EFFECT. This Purchase Agreement is a valid, binding, and legal obligation of Norcross.

          (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor Norcross' full performance of its obligations under this Purchase

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     Agreement will violate or breach, or otherwise constitute or give rise to a
     Default under, or require any consent, authorization, or approval pursuant to, the terms or provisions of Norcross' its limited liability company agreement or of any material contract, commitment, statute, rule, regulation, judgment, order, decree, or other restriction of any government, governmental agency, or court (other than the regulatory approvals described in Sections 4.7 and 4.8), or other obligation to which Norcross is a party.

          (F) NORCROSS' FINANCING PLAN. Norcross has delivered to the Siebe Sellers true, accurate, and complete copies of the equity and debt commitment letters dated September 1, 1998 (the "Commitment Letters") ("Norcross' Financing Plan") as in effect on the date hereof by which Norcross intends to raise funds necessary to pay the Purchase Price as and when contemplated in this Purchase Agreement.

          (G) INVESTMENT INTENT. Norcross is acquiring the North Safety Shares for its own account for investment purposes and not with an intent or view toward public distribution and Norcross will not sell or transfer any of the North Safety Shares except in accordance with applicable law, including the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (I) FINDERS. With the sole exception of its lenders and equity members, Norcross has not engaged and is not directly or indirectly obligated to any person acting as a broker, finder, or other similar capacity in connection with the transactions contemplated by this Purchase Agreement.

     3.4 DISCLAIMER. The warranties stated in this Article 3 together with the Appendices hereto are the only representations and warranties either party has given the other party in connection with the transactions contemplated by this Purchase Agreement. Except as set forth in this Article 3 together with the Appendices hereto, neither party has made, and each party hereby expressly disclaims, any other or additional representation or warranty, either express or implied, concerning the subject matter of this Purchase Agreement. THE WARRANTIES GIVEN IN THIS ARTICLE 3, TOGETHER WITH THE APPENDICES HERETO, ARE IN LIEU OF ALL OTHER WARRANTIES EITHER PARTY MIGHT HAVE GIVEN THE OTHER PARTY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND IMPLIED WARRANTIES OF FITNESS FOR INTENDED USE. All other warranties either party or anyone purporting to represent either party gave or might have given, or which might be provided or implied by law or commercial practice, ARE HEREBY EXCLUDED

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                                    ARTICLE 4

                             ACTIONS BEFORE CLOSING

     4.1 ACCESS TO RECORDS. The Siebe Sellers covenant to Norcross that they will cause the North Safety Companies and their representatives (including their independent accountants) to afford duly authorized representatives of Norcross and its financing sources free and full access during normal business hours to all of the assets, properties, books, and non-privileged records, personnel, customers, and suppliers of the North Safety Companies and of the North Safety Business and will permit such representatives to make abstracts from, or take copies of, such books, records, or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by Norcross and the Siebe Sellers will furnish to Norcross such information concerning the North Safety Companies and its assets, liabilities, and condition as Norcross may reasonably request.

     4.2 INTERIM CONDUCT OF THE NORTH SAFETY BUSINESS. The Siebe Sellers covenant to Norcross that, from today until the Closing, the North Safety Companies will conduct the North Safety Business only in the ordinary and usual course, subject to Norcross' approval of certain transactions pursuant to
Section 4.3. Without limiting the generality of the foregoing (and whether or not in the ordinary course of business consistent with past practice), the Siebe Sellers covenant to Norcross that the Siebe Sellers will cause the North Safety Companies to use their reasonable best efforts to:

          (A) Preserve intact the North Safety Business' relationships with suppliers, customers, employees, creditors, and others having business dealings with the North Safety Companies;

          (B) Maintain in full force and effect its policies of insurance which materially affect the North Safety Companies and/or the North Safety Business;

          (C) Maintain all Intellectual Property of the North Safety Companies in substantially the same standing as exist today and continue the prosecution of all applications therefor;

          (D) Continue performance in the ordinary course of the North Safety Companies' obligations under contracts, commitments, or other obligations; and

In addition, the Siebe Sellers will cause the value of working capital (i.e., current assets over current liabilities) as of Closing to be not less than such value as set forth in the Base-Line Balance Sheet.

     4.3 NORCROSS' APPROVAL OF CERTAIN TRANSACTIONS. The Siebe Sellers covenant to Norcross that, except as may otherwise be required under this Purchase Agreement, from today until the Closing, the North Safety Companies will not and will

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not commit to do any of the following without the prior approval with written confirmation of Norcross, which approval shall not be unreasonably withheld:

          (A) Suffer to exist any debt for borrowed money or (except as set forth in Appendix H) for existing capital leases at Closing or, other than continuation of cash management practices consistent with past practice, or incur any other obligation or other liability, except (in the case of such other obligation or liability) in the ordinary course of business;

          (B) Purchase or dispose of any real property or real property interest;

          (C) Enter into any lease of real or personal property or any renewals thereof involving a term of more than one year or rental obligation exceeding $150,000 per annum in any single case;

          (D) Voluntarily permit to be incurred any Encumbrances on any of the assets or properties of the North Safety Companies except Permitted Encumbrances;

          (E) Except for normal merit or cost-of-living increases in accordance with the North Safety Companies' past practices, increase the rate of compensation for any of the employees of the North Safety Companies or of the North Safety Business or otherwise enter into, terminate or alter any material employment, consulting, or managerial services agreement;

          (F) Commence, enter into, or alter any pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit, severance, or other employee benefit plan or arrangement affecting employees of the North Safety Companies or the North Safety Business except as may be required to effect transactions contemplated by this Purchase Agreement and the Employee Benefits Agreement;

          (G) Make any single new commitment or increase any single previous commitment for capital expenditures in an amount of $500,000 or more;

          (H) Accelerate or delay the sale of Products except as may be necessary in the ordinary course of business;

          (I) Sell, assign, transfer, license, or convey any of the Intellectual Property;

          (J) Terminate, modify, or otherwise impair any contract, program, or arrangement designed primarily to make one or more of the North Safety Companies Year 2000 Compliant;

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          (K)  Issue, sell, transfer, contribute, distribute, or otherwise dispose of any securities of the North Safety Companies or any material asset of the North Safety Companies, other than sales of inventory or obsolete equipment in the ordinary course of business;

          (L) Hire or fire any members of the North Safety Companies' senior management;

          (M) Grant any performance guarantees to its customers other than in the ordinary course of business;

          (N) Acquire any other business or entity (or significant portion or division of such business or entity) whether by merger, consolidation, or reorganization or by purchase of its assets or stock;

          (O) Institute or permit any material change in the conduct of the North Safety Business or its methods of purchase, sale, lease, management, marketing, or operation of the North Safety Business;

          (P) Enter into, terminate, modify, or amend the terms of any contract to which any of the North Safety Companies is a party other than in the ordinary course of business; or

          (Q) Intentionally take any action or intentionally fail to take any action that the Siebe Sellers believe are likely to cause any representation or warranty contained in Section 3.2 to become untrue, inaccurate, or incomplete when made if such action or omission was taken immediately prior to the date such representation or warranty was given.

     4.4 NORCROSS' FINANCING. Norcross covenants to the Siebe Sellers that from today until the Closing Norcross will use its prompt good faith reasonable best efforts to implement the Norcross' Financing Plan with a view toward enabling Norcross to pay the Purchase Price as and when contemplated in this Purchase Agreement. Without limiting the generality of the foregoing, Norcross covenants to the Siebe Sellers that from today until the Closing it will promptly --

          (A) upon request, provide the Siebe Sellers with updates as to Norcross' progress toward implementing the Norcross' Financing Plan as the Siebe Sellers may from time to time reasonably request; and

          (B) notify the Siebe Sellers when and if Norcross has a reasonable belief that it is unlikely that, subject to the terms and conditions contained in such plan, the funding parties to the Commitment Letters will be prepared to provide Norcross in the aggregate with the funds needed to consummate the transac-

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     tions herein contemplated on the Closing Date after satisfaction of all the terms and conditions contained in this Purchase Agreement. Neither Norcross nor any of its affiliates or financing sources will have any liability under this Section 4.4 except to the extent Norcross acted in bad faith or committed fraud in discharging its obligations under this Section 4.4.

     4.5 CONSENTS TO ASSIGNMENT. The Siebe Sellers covenant to Norcross that, from today until the Closing, the Siebe Sellers will use their reasonable best efforts to cause the North Safety Companies to obtain the consents or approvals (or effective waivers thereof) of all other persons whose consents or approvals are required for the continuation of the North Safety Companies' rights or to prevent Default (without giving effect to grace periods) under other material contracts, leases, licenses, permits, approvals, and other similar items upon sale of the North Safety Shares or change of control of the North Safety Companies. In carrying out their obligations under this Section 4.5, however, the Siebe Sellers will not be obliged to pay any amounts, make any additional commitments, or incur any further obligations or liabilities in order to obtain such consents.

     4.6 COORDINATION OF PUBLIC ANNOUNCEMENTS. From today until the Closing, the parties will cooperate in the planning, preparation, and publication of any and all public announcements concerning this Purchase Agreement and the transactions contemplated by this Purchase Agreement.

     4.7 HART-SCOTT-RODINO NOTIFICATION. The Siebe Sellers covenant to Norcross, and Norcross covenants to the Siebe Sellers, that immediately after the execution and delivery of this Purchase Agreement the parties will promptly proceed with the preparation and filing of any required notification under Title II of the Hart-Scott-Rodino Antitrust Improvements Act and the rules of the Federal Trade Commission thereunder; and that such filings will be duly made on or before September 1, 1998.

     4.8 OTHER REGULATORY APPROVALS. The Siebe Sellers covenant to Norcross, and Norcross covenants to the Siebe Sellers, that immediately after the execution and delivery of this Purchase Agreement the parties will promptly proceed with the preparation and filing of any required filings necessary in order to obtain the approval or authorization of those governmental agencies or instrumentalities whose approval or authorization is necessary or desirable in order to consummate the transactions contemplated by this Purchase Agreement.

     4.9 NO SHOPPING. From today until the Closing or termination (pursuant to Section 9.3), cancellation (pursuant to Section 9.4), or partial termination (pursuant to Section 9.5) of this Purchase Agreement, the Siebe Sellers will not negotiate or participate in any discussions with or provide any information to, any person other than Norcross and its representatives and lenders concerning the sale of all or any part of the North Safety Shares or all or any part of the business assets (other than inventory in the ordinary course of business and obsolete inventory) of any of the North Safety

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Companies without the prior written consent of Norcross. The Siebe Sellers will inform Norcross if the Siebe Sellers or the North Safety Companies receive any offers or expressions of interest for any of the North Safety Companies, any securities or substantial portion of the assets of any of the North Safety Companies, or the North Safety Business or any portion thereof, but the Siebe Sellers will not be obligated to disclose the identity of the person making such offer or expression.

     4.10 DELIVERY OF GAAP FINANCIALS. The Siebe Sellers covenant to Norcross that on or before September 4, 1998, the Siebe Sellers will deliver to Norcross consolidated financial statements for the North Safety Companies for the fiscal years ended April 6, 1996, April 5, 1997, and April 4, 1998, in each case audited without qualification by KPMG Peat Marwick L.L.P., in accordance with U.S. generally accepted accounting principles consistently applied (the "GAAP Financials").

     4.11 OTHER AGREEMENTS. The Siebe Sellers covenant to Norcross, and Norcross covenants to the Siebe Sellers, that from today until the Closing or the termination or cancellation of this Purchase Agreement as provided in Article 9, the parties will negotiate in good faith the following other agreements and such other agreements as they may deem necessary or appropriate for the orderly transition of ownership of the North Safety Companies from the Siebe Sellers to Norcross (collectively, the "Other Agreements"):

          (A) One or more agreements (collectively, the "Transition Services Agreement") containing agreements pursuant to which the Siebe Sellers and/or their affiliates will provide services on a transitional basis to the North Safety Companies after the Closing;

          (B) One or more agreements (collectively, the "Real Estate Agreement") containing terms and conditions consistent with those set forth on Appendix H relating to the North Safety Companies' lease or sublease of certain properties in which or at which the North Safety Business is conducted;

          (C) One or more agreements (collectively, the "Employee Benefits Agreement") containing terms and conditions consistent with those set forth on Appendix I relating to the effect of the transactions contemplated by this Purchase Agreement on benefits of employees of the North Safety Companies; and

          (D) An agreement (the "Trademark License Agreement") containing terms and conditions consistent with those set forth on Appendix J providing the North Safety Companies the right to use the trade name "SiebeGorman" and the stylized logo incorporating the words "SiebeGorman" in connection with the sale of self-contained breathing apparatuses for firefighting applications worldwide (except in the United States) for a period of three years after the Closing.

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     4.12 CORPORATE ACTIONS. Between today and the Closing, the Siebe Sellers will cause the North Safety Companies to take the following corporate actions:

          (A) North Safety Products will distribute to Siebe by dividend all of the shares of equity capital of James North Textiles Ltd. which will have no effect on the GAAP Financials, Base-Line Net Worth, or the Closing Balance Sheet;

          (B) Siebe North and Siebe US will terminate the tax sharing agreement between them; and

          (C) Assignment to a Siebe entity other than the North Safety Companies of the Rockford Lease without any continuing liability or obligation to the North Safety Companies.

     4.13 NOTIFICATION OF MATERIAL ADVERSE CHANGE. The Siebe Sellers covenant to Norcross that from today until the Closing the Siebe Sellers will notify Norcross promptly -

          (A) If and when there is a material adverse change in the North Safety Business Condition; or

          (B) Upon becoming aware that any representation or warranty made by the Siebe Sellers contained in this Purchase Agreement becomes untrue or inaccurate (as if remade on each such date) in any material respect.

                                    ARTICLE 5

                                   CONDITIONS

     5.1 CONDITIONS TO NORCROSS' OBLIGATIONS. The obligation of Norcross to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at or before the Closing:

          (A) The representations and warranties of the Siebe Sellers contained in Section 3.1 of this Purchase Agreement shall be true, accurate, and complete in all material respects as of today and as of the Closing (except with respect to the effect of transactions permitted by this Purchase Agreement, but without giving effect to any disclosures after today);

          (B) The representations and warranties of the Siebe Sellers contained in Section 3.2 of this Purchase Agreement shall be true, accurate, and complete in all material respects as of today and (except for representations and warranties made as of a specific date) as of the Closing (except with respect to the effect of transactions permitted by this Purchase Agreement, but without giving effect to any disclosures after today);

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          (C)  None of the financial statements included in the GAAP Financials will, when compared with the corresponding statement included in the North Safety Management Presentation dated July/August, 1998, and after giving effect to any adjustments indicated thereon, reflect any material diminution in the value of the North Safety Companies or its results of operations, financial condition, cash flows, net assets, net liabilities, or net worth and KPMG has executed a letter in the form of Appendix J and none of the following lines items included in the GAAP Financials will, when compared with the corresponding statement included in the North Safety Management Presentation dated July/August 1998, deviate meaningfully from the corresponding line items in the financial statements contained in such Management Presentation: Net Sales, EBIT, EBITDA, Operating Income, and Net Income.

          (D)  There does not exist any Material Event at the Closing;

          (E) The Siebe Sellers shall have performed and complied with all agreements and conditions required by this Purchase Agreement to be performed or satisfied by the Siebe Sellers, and the Siebe Sellers shall have delivered to Norcross the Other Agreements and any other documents, certificates, and instruments required to be delivered by the Siebe Sellers under the terms of this Purchase Agreement, including the documents referred to on Appendix F;

          (F) The Siebe Sellers shall have taken all corporate and other proceedings to be taken by them in connection with the transactions contemplated by this Purchase Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Norcross;

          (G) All requisite governmental filings, approvals and authorizations necessary for consummation of the transactions contemplated by this Purchase Agreement shall have been duly made, issued or granted and received by the parties, and the waiting period prescribed by Title II of the Hart-Scott-Rodino Antitrust Improvements Act and the rules of the Federal Trade Commission thereunder or under other applicable law shall have expired; and all requisite third party approvals and consents required to be obtained (including to prevent or help prevent a Default) which are material to the conduct of the business of the North Safety Companies shall have been obtained.

          (H) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending; and

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          (I)  Norcross lenders shall have funded Norcross' purchase of the
     North Safety Shares in accordance with the Commitment Letters.

     5.2 CONDITIONS TO THE SIEBE SELLERS' OBLIGATIONS. The obligation of the Siebe Sellers to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at or before the Closing:

          (A)  The representations and warranties of Norcross contained in
     Section 3.3 shall be true, accurate, and complete in all material respects as of today and as of the Closing (except with respect to the effect of transactions permitted by this Purchase Agreement);

          (B) Norcross shall have performed and complied with all agreements and conditions required by this Purchase Agreement to be performed or satisfied by Norcross, and Norcross shall have delivered the Other Agreements and any other documents, certificates, and instruments required to be delivered by Norcross under the terms of this Purchase Agreement, including the documents referred to on Appendix G;

          (C) Norcross shall have taken all corporate and other proceedings to be taken by it in connection with the transactions contemplated by this Purchase Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Siebe Sellers;

          (D) All requisite governmental filings, approvals and authorizations necessary for consummation of the transactions contemplated by this Purchase Agreement (or to prevent a Default) shall have been duly made, issued or granted and received by the parties, and the waiting period prescribed by Title II of the Hart-Scott-Rodino Antitrust Improvements Act and the rules of the Federal Trade Commission thereunder or other applicable law shall have expired; and

          (E) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending.

     5.3 PARTIES' BEST EFFORTS. The Siebe Sellers covenant to Norcross, and Norcross covenants to the Siebe Seller, that they will use their reasonable good faith best efforts to cause the conditions precedent to their respective obligations under this Purchase Agreement to be satisfied at the earliest practicable date so that the Closing may occur as provided in this Purchase Agreement. In particular, Norcross and the Siebe Sellers will use commercially reasonable efforts to resolve any objections which any governmental authority may assert with respect to the transactions contemplated

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by this Purchase Agreement under any antitrust, competition, trade regulation, or other similar laws or regulations.

                                    ARTICLE 6

                                     CLOSING

     6.1 THE CLOSING. For purposes of this Purchase Agreement, the term "Closing" means the time at which the transactions contemplated by this Purchase Agreement will be consummated after satisfaction or waiver of the conditions set forth in Article 5 of this Purchase Agreement.

     6.2 TIME, DATE, AND PLACE OF CLOSING. The Closing will occur at 10:00 a.m. (Eastern Time) on Friday, October 2, 1998, or such other date as the parties may agree in writing (the "Closing Date"). The Closing will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, or at such other place as the parties may agree in writing. The Closing will be deemed to have occurred as of 11:59 p.m. on the Closing Date (the "Closing Time").

     6.3 NORCROSS' OBLIGATIONS. At the Closing, Norcross will deliver to the Siebe Sellers the following:

          (A)  The documents, certificates, and other items referred to in
     Section 5.2(B);

          (B)  The amounts specified in Section 2.4(A);

          (C)  The Deferred Note; and

          (D)  Copies of each of the Other Agreements executed by Norcross.

     6.4 THE SIEBE SELLERS' OBLIGATIONS. At the Closing, the Siebe Sellers will deliver to Norcross the following:

          (A) The documents, certificates, opinions (as provided in Appendix F), and other items referred to in Section 5.1(E);

          (B)  Ownership of the North Safety Shares;

          (C) Copies of each of the Other Agreements executed by the appropriate Siebe Seller or Siebe Sellers; and

          (D) Books and records of the North Safety Companies in the possession of the Siebe Sellers.

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     6.5  LOCAL FORMALITIES. If local law or custom in the United Kingdom, South
Africa, Germany, or the United States require additional formalities (such as notarization), filings or consents to effect the transactions contemplated by this Purchase Agreement, then the parties will cooperate to carry out such formalities simultaneously with or prior to the Closing.

                                    ARTICLE 7

                              ACTIONS AFTER CLOSING

     7.1 FURTHER CONVEYANCES. After the Closing, the Siebe Sellers will, without further cost or expense to Norcross, execute and deliver to Norcross (or cause to be executed and delivered to Norcross), such additional instruments of conveyance, and the Siebe Sellers will take such other and further actions as Norcross may reasonably request and which are ordinarily provided by a seller, more completely to sell, transfer, and assign to Norcross and vest in Norcross Ownership of the North Safety Shares. At the request of Norcross, the Siebe Sellers shall cause their affiliates to terminate any intercompany agreements entered into with any North Safety Company or its subsidiaries before the Closing, it being understood that the terms of this Purchase Agreement shall control the terms of any intercompany agreement.

     7.2 FURTHER CONSENTS TO ASSIGNMENT. As and to the extent the Siebe Sellers shall have failed to obtain before Closing the consent or approval (or an effective waiver thereof) of any person or persons with respect to any item described in Section 4.5, the Siebe Sellers will at or after the Closing cooperate with Norcross in any reasonable arrangement satisfactory to the parties designed to provide Norcross with the benefit of the North Safety Companies' rights under such item, including enforcement (at Norcross' expense) of any and all rights of the Siebe Sellers against such person as Norcross may reasonably request.

     7.3 ACCESS TO FORMER BUSINESS RECORDS. For a period of five years (ten years in the case of tax records and, with respect to the Siebe Sellers' indemnification obligations hereunder, indefinitely in the case of Product engineering and sales records) after the Closing, Norcross will afford duly authorized representatives of the Siebe Sellers free and full access during normal business hours to pre-Closing books and records of the North Safety Companies and will permit such representatives, at Siebe Seller's expense, to make abstracts from, or to take copies of any of such records, or to obtain temporary possession of any thereof as may be reasonably required by the Siebe Sellers. During such period, Norcross will cooperate with the Siebe Sellers, and cause employees of the North Safety Companies to cooperate with the Siebe Sellers, in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, or investigation relating to the North Safety Companies' conduct of the North Safety Business before the Closing. Items or information

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may be requested pursuant to this Section 7.3 only for legitimate business purposes (including satisfaction of reporting obligations) and may not be used for competitive purposes.

     7.4 ACCESS TO EMPLOYEES. After the Closing, to the extent necessary and not materially disruptive to its business -

          (A) Norcross will make available to the Siebe Sellers employees of the North Safety Companies whom the Siebe Sellers may reasonably need in order to defend or prosecute any legal or administrative action to which the Siebe Sellers is a party and which relates to the conduct of North Safety Business before the Closing; and

          (B) The Siebe Sellers will make available to Norcross the employees of the Siebe Sellers whom Norcross may reasonably need in order to defend or prosecute any legal or administrative action to which the North Safety Companies is a party and which relates to the conduct of North Safety Business before the Closing.

The Siebe Sellers will pay or reimburse the North Safety Companies, and Norcross will reimburse the Siebe Sellers, for all, reasonable expenses which may be incurred by such employees in connection therewith, including all travel, lodging, and meal expenses, and the Siebe Sellers or Norcross, as the case may be, will compensate the North Safety Companies or the Siebe Sellers, as the case may be, for the number of business days (or portions thereof) spent by each such employee in providing such services at the rate of 130% of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are performed.

     7.5 CHANGE OF CORPORATE NAMES. Within 30 days after the Closing, Norcross will (except as permitted by the Trademark License Agreement) use its reasonable best efforts to cause the corporate names of each of the North Safety Companies (and their subsidiaries) to be changed to exclude any reference to the word "Siebe" or any word likely to be confused with the word "Siebe." Norcross will take all necessary steps to assure that as promptly as practicable after the Closing none of the North Safety Companies hold themselves out or transact business as members of the Siebe group of companies. Notwithstanding the foregoing, the North Safety Companies will have the right to (i) use any and all of the inventories in stock at Closing PROVIDED THAT within 30 days after the Closing the North Safety Companies institute a procedure whereby reasonable commercial efforts are used to affix a stamp or other indelible identifying mark to any such items which bear the Siebe name, trademark, or logo in order to indicate that the North Safety Companies, and not a member of the Siebe group, is the producer, provider, or manufacturer of such item (it being agreed that after six months from the Closing the North Safety Companies must affix such a stamp or other indelible identifying mark on all such items which bear the Siebe name, trade-

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mark, or logo) and (ii) continue to use the Siebe Gorman name pursuant to
Trademark License Agreement.

     7.6 RELEASE OF GUARANTEES. Norcross covenants to the Siebe Sellers that Norcross will use its reasonable best efforts to cause Norcross to be substituted in all respects for the Siebe Sellers and their affiliates, and will use its reasonable best efforts to cause the Siebe Sellers and their affiliates to be released and fully discharged from, any responsibility or liability in respect of any obligation of the Siebe Sellers or any of their affiliates under guarantees, letters of credit, bonds, or similar items that the Siebe Sellers or any of their affiliates have entered into or given for the benefit of any of the North Safety Companies before Closing to the extent Norcross is not entitled to indemnification with respect to such matter and to the extent Norcross is actually made aware of such guaranty; PROVIDED, HOWEVER, that in carrying out its obligations under this Section 7.6 Norcross will not be obliged to pay any amounts, make any additional commitments, or incur any further obligations or liabilities in order to obtain such releases. Whether or not Norcross is able to effect any such a substitution, release, or discharge, from and after the Closing, Norcross, and not the Siebe Sellers or their affiliates, will be solely responsible for (and will indemnify the Siebe Sellers from and against any and all liability with respect to) performance and payment of all obligations of the Siebe Sellers and their affiliates in respect of such items to the extent Norcross is not entitled to indemnification with respect to such matter.

     7.7 RESPIRATORY PRODUCT LIABILITY MATTERS. The parties' respective obligations with respect to product liability and other claims (the "Respiratory Product Liability Matters") with respect to, related to or otherwise arising out of respiratory Products (whether as a result of its use or otherwise and, including with respect to any components thereof) will be as follows:

          (A) NORCROSS' SOLE RESPONSIBILITIES. Norcross will be solely responsible for, and will indemnify the Siebe Sellers against, all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) relating to any Respiratory Product Liability Matters involving respiratory Products manufactured and sold by the North Safety Companies after the Closing and/or conduct of Norcross or the North Safety Companies after the Closing.

          (B) THE SIEBE SELLERS' SOLE RESPONSIBILITIES. The Siebe Sellers will be solely responsible, jointly and severally, for, and will indemnify the Norcross Parties against, all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) relating to any Respiratory Product Liability Matters involving respiratory Products manufactured or sold by the North Safety Companies or the North Safety Companies' predecessors before the Closing and/or conduct of the Siebe Sellers, the North Safety Companies, or the North Safety Companies' predecessors (including Norton and Textron) on or before the Closing.

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     7.8  TAX MATTERS. The parties' respective obligations with respect to taxes payable by the North Safety Companies will be as follows:

          (A) NORCROSS' SOLE RESPONSIBILITIES. Norcross will be solely responsible for and will indemnify the Siebe Sellers against, taxes payable by the North Safety Companies with respect to tax periods starting after the Closing.

          (B) SHARED RESPONSIBILITIES. Norcross and the Siebe Sellers will share responsibility for taxes payable by the North Safety Companies with respect to taxes due for tax periods beginning before but ending after the Closing as follows: The Siebe Sellers shall be responsible for taxes imposed on the North Safety Companies with respect to any portion of a taxable period beginning before and ending after the Closing Date (a "Straddle Period") which is deemed to end on the Closing Date; for this purpose, the taxes imposed on the North Safety Companies with respect to the portion of a Straddle Period which is deemed to end on the Closing Date shall be calculated as if the Straddle Periods if the Straddle Period ended on the Closing Date; PROVIDED THAT in the case of taxes, other than income taxes, for which such interim closing of the books is not practicable, such as real property taxes, the portion of such taxes that shall be treated as imposed with respect to the portion of the Straddle Period deemed to end on the Closing Date shall be the amount of such tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

          (C) THE SIEBE SELLERS' SOLE RESPONSIBILITIES. The Siebe Sellers will be solely responsible for, and will indemnify the Norcross Parties against, taxes payable by or in respect of the North Safety Companies with respect to tax periods ending on or before the Closing Date.

          (D) TAX RETURNS. The Siebe Sellers will be responsible for the preparation and of all tax returns for periods ending before the Closing Date and for all returns for which more than one-half of the days in a tax period occur prior to the Closing and Norcross will be responsible for the preparation and filing of all tax returns for periods beginning after the Closing Date and for all returns for which one-half or more of the days in a tax period occur after the Closing, but, in either case, the parties will consult and cooperate with each other in the preparation and filing of such returns. Neither Norcross nor any of the North Safety Companies shall file any amended tax return for any of the North Safety Companies with respect to a taxable period (or portion of a taxable period) ending on or prior to the Closing Date without first obtaining Siebe's written consent thereto, nor shall Norcross or any of the North Safety Companies file any tax return for any of the North Safety Companies with respect to a taxable period ending after the Closing Date in a manner inconsistent with past practice which will increase the tax liabilities of the North Safety Companies for any period ending on or prior to

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     the Closing Date. The Siebe Sellers shall not file any amended tax return for any of the North Safety Companies with respect to a taxable period (or portion of a taxable period) ending on or prior to the Closing Date without first obtaining Norcross' written consent thereto if the effect of such amended filing would be to increase the tax liabilities of North Safety Companies for any post-closing taxable period (or portion thereof).

     7.9 NONCOMPETITION. In order to protect the goodwill of the North Safety Companies, following the Closing Date for a period of five years the Siebe Sellers covenant to Norcross that neither the Siebe Sellers nor any company owned or controlled by any of the Siebe Sellers will, directly or indirectly, anywhere in the world engage in, or have an ownership interest in or act as agent, advisor or consultant of or to any person, firm, partnership, corporation or other entity that is engaged in, the manufacture or sale of products that compete with the Products manufactured or sold by the North Safety Companies as of the Closing Date (the "Current Business"). Nothing in this Section 7.9, however, shall be deemed to prohibit or restrict the Siebe Sellers or any company owned or controlled by the Siebe Sellers -

          (A) From continuing to conduct any business in which any of such companies are currently engaged, none of which businesses currently manufacture or sell Products or any products that compete with Products;

          (B) From acquiring or owning less than 5% equity interest in any publicly-traded company (whether or not such company is engaged in a business that competes with the Current Business); or

          (C) From acquiring ownership or control of any business, or a majority of the voting securities of any company or other entity that is engaged in a business, that competes with the Current Business if the annual sales from such entity's competing business or entity do not exceed 15% of such business' or entity's total revenues in the 12-month period immediately preceding such acquisition and if the Siebe Sellers make a good faith effort to dispose of any such competing business within one year of its acquisition and will, if requested by Norcross, sell such business to Norcross for fair market value (based upon the implied valuation of the total business acquired) in cash at the date of sale and on mutually acceptable terms and conditions.

     7.10 CONFIDENTIALITY. The Siebe Sellers covenant to Norcross that after the Closing the Siebe Sellers will treat as confidential any nonpublic information concerning the North Safety Companies or the North Safety Business which the Siebe Sellers may then possess or control and will not use any such information for any purpose to the competitive disadvantage of the North Safety Companies.

     7.11 FINANCIAL STATEMENTS. The Siebe Sellers understand that any of the North Safety Companies, Norcross, or an affiliate of the North Safety Companies or

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Norcross may in the future file registration statements under the Securities Act of 1933, as amended, become a reporting company under the Securities Exchange
Act of 1934, and that, in connection therewith, any of such companies may be required to file with the Securities and Exchange Commission financial statements of the North Safety Companies prepared in accordance with Regulation S-X of the Securities Act of 1933, as amended ("S-X Financials"). Accordingly, the Siebe Sellers will use their reasonable best efforts (at Norcross' sole expense) to furnish promptly to such company any additional information or documents requested by such company necessary for the completion of, the S-X Financials that is within the Siebe Sellers' possession or control, and each Siebe Seller agrees (to the extent the same are true and correct) to execute or cause its affiliates to execute, any customary management representation letters which are required to permit such company's independent accountants to issue unqualified reports with respect to audited financial statements of the North Safety Companies relating to periods prior to the Closing that are required to be filed pursuant to applicable legal requirements.

     7.12 DISPUTE RESOLUTION. If the parties ever have a dispute involving their respective rights and obligations under this Purchase Agreement or any of the Other Agreements (other than with respect to the final determination of the amount of the Adjustment), then the parties will resolve such dispute as follows:

          (A) DISPUTE NOTICE. Either Norcross or the Siebe Sellers may at any time deliver to the other a written dispute notice setting forth a brief description of the issues for which such notice initiates the dispute resolution mechanism set forth in this Section 7.12. Such dispute notice shall also specify the provision or provisions of this Purchase Agreement and the facts or circumstances that are the subject matter of the dispute.

          (B) INFORMAL NEGOTIATIONS. During the 30-day period following delivery of a dispute notice described in Section 7.12(B), the parties will cause their representatives to meet and seek to resolve the disputed items cordially through informal negotiations.

          (C) DISPUTE RESOLUTION PROCEEDINGS. If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 7.12(B), then within 30 days after the informal negotiation period the parties will refer the disputed issues to a dispute resolution panel for final resolution as follows:

               (1) DESIGNATION OF REPRESENTATIVES. Within seven days after such informal negotiation period, Norcross and the Siebe Sellers will each designate one representative to serve on the dispute resolution panel. (If either party fails or refuses to designate a representative, then the other party will be entitled to have a representative appointed for such party by the CPR Institute for Dispute Resolution, New York, New York.)

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               (2)  SELECTION OF NEUTRAL. Promptly after they have been
          designated, the designated representatives will meet and select a neutral person (the "Neutral") to serve as the third member of the dispute resolution panel. If the designated representatives of parties cannot agree on a Neutral, then either representative may request the CPR Institute for Dispute Resolution to select the Neutral.

               (3) PROCEDURES AND PROCESS. At the time the matter is referred to the dispute resolution panel, Norcross and the Siebe Sellers will jointly establish the procedures to be followed with respect to the presentation of the parties' respective positions and the process by which the dispute resolution panel will reach and render its decision on the disputed issues. Such procedures and processes will assure that
          -

                    (a) Each party will have the right to submit evidence to the dispute resolution panel,

                    (b) Each party will have the right to present a written
               statement concerning that party's position with respect to the disputed item, and

                    (c) Before reaching a decision concerning the disputed item, the dispute resolution panel will convene a hearing in Chicago, Illinois at which both parties may be represented.

          If Norcross and the Siebe Sellers cannot agree on such procedures and processes, then the Neutral will establish such procedures and process which will, in all events, be consistent with the foregoing.

               (4) DECISION. The dispute resolution panel will act by majority vote. The dispute resolution panel will base its decision on applicable provisions of this Purchase Agreement or, if the provisions of this Purchase Agreement do not resolve the matter, on general principles of substantive Illinois law. (The dispute resolution panel may, if it so desires, seek the opinion of an attorney licensed to practice law in Illinois on any matter of substantive Illinois law on which the panel desires clarification.)

          (D)  EQUITABLE RELIEF. Notwithstanding any other provision of this
     Section 7.12, either party may seek from a court of competent jurisdiction interim injunctive relief in order to maintain the status quo or protect such party's rights under this Purchase Agreement pending resolution of a dispute pursuant to this Section 7.12.

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          (E)  TOLLING OF LIMITATIONS PERIODS. All applicable statutes of limitations and defenses based on the passage of time will be tolled throughout the period during which the dispute resolution proceedings described in this Section 7.12 are pending.

          (F) BINDING EFFECT. The decisions of the dispute resolution panel under this Section 7.12 will be binding on both the Siebe Sellers and Norcross and will be neither appealable, contestable, or subject to collateral attack by the Siebe Sellers or Norcross.

                                    ARTICLE 8

                                 INDEMNIFICATION

     8.1 INDEMNIFICATION OF THE SIEBE SELLERS. Notwithstanding any investigation or knowledge by the Siebe Sellers, and subject to the limitations set forth in Section 8.6, Norcross will indemnify and defend (in the case of third party claims) the Siebe Sellers and each of their affiliates and their respective officers, directors, employees, and successors, and hold the Siebe Sellers and each of their affiliates and their respective officers, directors, employees, and successors harmless, from and against the Actual Amount (as defined in Section 8.7) of any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising out of or resulting from
--

          (A) Any misrepresentation or breach of warranty by Norcross or misrepresentation or breach that would have occurred if all the representations and warranties contained therein were made as of today and as of the Closing, without giving effect to any materiality, material adverse effect, knowledge, or other similar qualifiers contained therein for the benefit of Norcross, for which notice is given by the Siebe Sellers within the period specified in Section 8.6; or

          (B) Nonperformance by Norcross of any obligations to be performed on the part of Norcross under this Purchase Agreement or otherwise arising out of obligations Norcross has that are unrelated to this Purchase Agreement.

     8.2 INDEMNIFICATION OF NORCROSS. Notwithstanding any investigation or knowledge by any of the Norcross Parties or the delivery of a certificate pursuant to Section 1.2 hereof, and subject to the limitations set forth in
Section 8.5 and 8.6, the Siebe Sellers will jointly and severally indemnify and defend (in the case of third party claims) Norcross and each of its affiliates (including the North Safety Companies) and its and their respective officers, directors, employees, and successors (collectively the "Norcross Parties"), and hold Norcross and each of its affiliates and its and their respective officers, directors, employees, and successors harmless, from and against the Actual Amount (as defined in Section 8.7) of any and all liabilities, damages, losses, claims, costs, and expenses (including attorneys' fees) arising out of or resulting from --

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          (A)  Any misrepresentation or breach of warranty by the Siebe Sellers under Section 3.2 or misrepresentation or breach that would have occurred (irrespective of whether a breach actually occurred) if all the representations and warranties contained therein were made as of today and as of the Closing, without giving effect to any materiality, material adverse effect, knowledge, or other similar qualifiers contained therein for the benefit of the Siebe Sellers, for which notice is given by Norcross within the period specified in Section 8.6, it being understood that, for purposes of indemnification, the representations and warranties in Section
     3.2 will be read without taking into account such qualifications.

          (B) Any misrepresentation or breach of warranty by the Siebe Sellers under Section 3.1 or misrepresentation or breach that would have occurred if all the representations and warranties contained therein were made as of today and as of the Closing, without giving effect to any materiality, material adverse effect, knowledge, or other similar qualifiers contained therein for the benefit of the Siebe Sellers, for which notice is given by the Siebe Sellers within the period specified in Section 8.6;

          (C) (1) Nonperformance by the Siebe Sellers of any obligation to be performed on the part of the Siebe Sellers under this Purchase Agreement or otherwise arising out of obligations the Siebe Sellers or any of their affiliates has that are unrelated to this Purchase Agreement or (2) claims made against any individuals under the certificates delivered pursuant to
     Section 1.2;

          (D) Any liabilities or obligations (whether disclosed in the Disclosure Package, otherwise disclosed or undisclosed, accrued, absolute, contingent, un-liquidated, known or unknown, due or if known and mature would have been due as of the Closing Date and regardless of when asserted), including any arising pursuant to Environmental Laws (to the extent such matter constitutes as of the Closing Date a violation of Environmental Laws or gives rise to investigations or remedial or corrective actions which are required to be taken or gives rise to third-party claims under Environmental Laws), arising out of, related to, or caused by events, circumstances, conditions, or occurrences existing on or prior to the Closing Date, or any other state of facts existing on or prior to the Closing Date other than -

               (1) liabilities and obligations to the extent reflected on the Closing Balance Sheet (excluding liabilities disclosed in the notes thereto, but not otherwise reflected therein) and similar current liabilities and obligations incurred in the ordinary course of business to the extent such liabilities are reflected in the computation of the Closing Net Worth;

               (2) liabilities and obligations entered into in the ordinary course of business (such as contracts for the order of Products) which are not

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          required to be reflected in the Closing Balance Sheet and which are not in Default (with notice or the passage or time or otherwise) as of the Closing and which in no way relate to or arise from a breach of contract, breach of warranty, tort, infringement, misappropriation, claim, lawsuit, or environmental matters;

               (3) liabilities and obligations (such as with respect to certain Employee Benefit matters to the extent set forth in Appendix I with regard to prospective obligations) which Norcross or the North Safety Companies has agreed to assume or for which Norcross has agreed to be responsible for under the express terms of this Purchase Agreement (it being understood that the Siebe Sellers are assuming and shall indemnify Norcross and its affiliates against all pre-Closing liabilities and obligations, whenever arising not specifically assumed under the terms of this Purchase Agreement); and

               (4) liabilities and obligations to the extent first accruing by reason of the operations of the North Safety Companies or Norcross (or affiliates of Norcross) after the Closing.

          (E) Any liabilities or obligations (whether disclosed in the Disclosure Package, otherwise disclosed or undisclosed, accrued, absolute, contingent, unliquidated, known or unknown, due or to become due, and regardless of when asserted), arising out of, related to, or caused by the condition of, or activities conducted at, or interest in, the Hyde facility, the Rockford facility and the Clover facility.

     8.3 CLAIMS. If either party desires to make a claim against the other hereunder which does not involve a claim by any person other than the parties, then such party shall make such claim by promptly delivering written notice to the other. If either Norcross or the Siebe Sellers (the "Claimant") desires to make a claim against the other (the "Indemnitor") under Section 8.1 or 8.2 which involves a claim by a person other than the parties, then such claim will be made in the following manner and be subject to the following terms and conditions:

          (A) NOTICE. The Claimant will give prompt notice to the Indemnitor of any demand, claim, or threat of litigation or the actual institution of any action, suit, or proceeding (collectively, a "Claim") at any time served on or instituted against the Claimant with respect to which the Claimant believes it would have a right of indemnification under Section 8.1 or 8.2 PROVIDED THAT failure to serve such notice shall have no effect except to the extent the other party is prejudiced thereby, In providing such notice, the Claimant shall only state the existence of such Claim and shall not admit or deny the validity of the facts or circumstances out of which such Claim arose. Solely for purposes of determining whether the Claimant is entitled to indemnification under Section 8.1 or 8.2, the alleged facts

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     or circumstances on which such Claim is based shall be treated as if they were true pending final resolution of the facts and circumstances out of which such Claim arose.

          (B) RESPONSIBILITY FOR DEFENSE. Within 30 days after receipt of any such notice, but not less than five working days before the time the Claimant is required to respond to a Claim, the Indemnitor will, by giving written notice to the Claimant, have the right to assume responsibility for the defense of the Claim with counsel reasonably satisfactory to the Claimant in the name of the Claimant or otherwise as the Indemnitor may elect; PROVIDED THAT the Indemnitor also agrees in writing reasonably satisfactory to the Claimant that it does have responsibility to indemnify the Claimant with respect to such Claim (with no reservation of rights (including the right to dispute pursuant to Section 8.4) with respect to the indemnified party) for all liabilities and obligations relating to such Claim (whether or not otherwise required under this Purchase Agreement, but subject to the dollar limitation in place with respect to such Claim in
     Section 8.5) to the Claimant with respect to such Claim. Otherwise, the Claimant will have responsibility for the defense of such Claim. If the Claimant retains the control of the defense for a matter for which it intends to seek indemnification hereunder, then such Claimant will act reasonably and seek to mitigate its costs and expenses to the same extent it would if it were defending a matter for which it would not be seeking indemnification hereunder. If the Claim relates to a matter for which it is expected the Indemnitor will not be responsible reason of Section 8.5, the Claimant will retain the right to control the defense of such matter until it becomes likely that the Claim will exceed the thresholds referred to in
     Section 8.5. Subject to the provisions of subsections 8.3(C) and (D) below, the party having responsibility for defense of a Claim (the "Defending Party") will have the full authority to defend, cure, adjust, compromise, or settle such Claim or appeal any judgment or ruling of a court or other tribunal in connection with such Claim in its own name and/or in the name of the other party.

          (C) RIGHT TO PARTICIPATE. Notwithstanding a Defending Party's responsibility for the defense of a Claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a Claim and the Defending Party will consult with the other party from time to time on matters relating to the defense of such Claim. The Defending Party will (at the Defending Party's sole cost and expense) provide the other party with copies of all pleadings and material correspondence relating to such Claim.

          (D) SETTLEMENT. A Defending Party will provide the other party with timely written notice of any proposed adjustment, compromise, or other settlement, including equitable or injunctive relief, of a Claim which the Defending Party intends to propose or accept for the other party's approval, which approval will not be withheld unreasonably. If the other party fails to provide the Defending Party with seasonable written notice of objection to such settlement, then the

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     Defending Party shall have the authority to propose or accept such settlement and enter into any agreement, in its own name and/or in the name of the other party, giving legal effect to all aspects of such settlement. If the other party objects to such settlement (and such settlement includes only money damages), then the Defending Party may, if it so elects, tender the defense to the other party by paying to such other party the amount of money proposed to be paid in settlement of the Claim, in which case the Defending Party shall have no further liability to the other party under this Purchase Agreement with respect to such Claim and the other party shall have full authority for the future defense of such Claim and full responsibility for any and all liabilities, obligations, costs, and expenses resulting therefrom subject to Section 8.5.

     8.4 DISPUTED RESPONSIBILITY. If, after receiving a written indemnification notice under Section 8.3(A), the party receiving such notice disputes -

          (A) The fact that such party in fact made a misrepresentation or breached a warranty under this Purchase Agreement (it being understood that the representations and warranties in Sections 3.1 and 3.2 will be read without regard to any materiality, material adverse effect, knowledge or similar qualification for purposes of determining whether such representation or warranty was breached for indemnity purposes hereunder) giving rise to the claim to which the notice relates or that any such misrepresentation or breach in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 8, or

          (B) The fact that such party in fact failed to perform any obligation to be performed on the part of that party under this Purchase Agreement giving rise to the claim to which the notice relates or that any such failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this
     Article 8,

then such party will have the right to initiate the dispute resolution mechanism set forth in Section 7.12, in which case the dispute will be finally resolved as provided in Section 7.12. In such case, however, pending final resolution of the disputed item, the parties will proceed as if the party receiving the indemnification notice had in fact made a misrepresentation, breached a warranty, or failed to perform an obligation to be performed on the part of that party under this Purchase Agreement and as if such act or failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 8. If the disputed item is resolved in whole or in part in favor of the party receiving the indemnification notice, then such party will be entitled to an equitable reimbursement from the other party of any out-of-pocket amounts expended or incurred in carrying out the receiving party's indemnification obligations under this Article 8.

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     8.5  DOLLAR LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of Section 8.2(A) and 8.2(D), the Siebe Sellers will be obligated to indemnify, defend, or hold Norcross harmless from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by the Siebe Sellers pursuant to Section 8.2(A) or claims pursuant to Section 8.2(D) only if, (A) the Actual Amount of a given claim, series of related claims, or category of similar claims exceeds $50,000 (in which event the Siebe Sellers are responsible for the full amount of such claim subject to the provisions of subsection (B) of this Section 8.5) and (B) to the extent the Actual Amount by which all claims under Section 8.2(A) and Section 8.2(D) exceeds $4,050,000. In no event will the Siebe Sellers' total obligation under Section 8.2(A) and Section 8.2(D) and subject to Section 8.5 exceed, in the aggregate, $30,000,000.

     8.6 TIME LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of Sections 8.1(A), 8.2(A) and 8.2(D), except as set forth in the final sentence of this Section 8.6, neither party will have any liability to the other arising out of a breach of any representation or warranty contained in Article 3 of this Purchase Agreement, or in respect of Section 8.2(D), and any cause of action based thereupon shall expire and terminate, unless the party claiming that such breach occurred or claiming a right to indemnity delivers to the other party written notice and a full explanation of the alleged breach on or before 5.00 p.m. (Greenwich Mean Time)--

          (A) On September, 2003 in the case of the Siebe Sellers' representations and warranties concerning compliance with Environmental Laws set forth in Section 3.2(J) and, with respect to matters arising pursuant to Environmental Laws only, the indemnification set forth in
     Section 8.2(D);

          (B) Upon expiration of any statute of limitations applicable thereto in the case of the Siebe Sellers' representations and warranties set forth in Section 3.2(L); and

          (C)  Otherwise, on March 31, 2000.

Norcross' obligations under Section 8.1(B) and the Siebe Sellers' obligations under Sections 8.2(B), (C), and (E) will survive indefinitely.

     8.7 ACTUAL AMOUNT TO BE INDEMNIFIED. For purposes of the parties' respective obligations under Sections 8.1 and 8.2, in computing the "Actual Amount" of any liability, damage, claim, loss, cost, or expense to be indemnified, the following principles will apply:

          (A) The amount will be reduced to give full effect to any net insurance recoveries the indemnified party receives as a consequence of the fact, condition, or circumstance giving rise to the misrepresentation, breach, or nonperformance in question (it being understood that the Siebe Sellers shall with re-

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     spect to claims relating to conduct of the North Safety Business before the
     Closing use their reasonable best efforts to provide to the Norcross
     Parties the benefit of any insurance policies held for the benefit of the North Safety Companies, to the extent that insurance coverages available to the Siebe Sellers are not materially and adversely effected by passing on such benefit to the Norcross Parties). If providing such benefit causes any of the Siebe Sellers to incur additional cost or expense through an insurance rate adjustment, then Norcross and/or the North Safety Companies may either (1) elect to pay the amount of the additional cost or expense incurred by the Siebe Sellers as a result of passing on the benefit of such insurance coverage for a four year period, in which event the Siebe Sellers shall provide the benefit of such insurance coverages or (2) decline to accept the benefit of such insurance.

          (B) The amount will be reduced to give full effect to any net indemnity, contractual, or noncontractual third-party recoveries the indemnified party receives as a consequence of the fact, condition, or circumstance giving rise to the misrepresentation, breach, or nonperformance in question;

          (C) The amount will not include any consequential, incidental, special, or punitive damages or damages resulting from lost profits or lost business opportunity of or suffered by any of the parties (or their affiliates) to this Purchase Agreement (but such amount will include any consequential, incidental, special, or punitive damages or damages resulting from lost profits or lost business opportunity with respect to a person who is not a party hereto or an affiliate of a party hereto); and

          (D) If the indemnified party realizes any tax benefit by reason of the liability, damage, claim, loss, cost, or expense for which it receives indemnification payments under this Purchase Agreement, then the indemnified party shall pay to the indemnifying party the amount of any such tax benefit at such time or times as and to the extent that the indemnified party (or its affiliates) realizes such benefit through a refund or an actual reduction in the amount of taxes which the indemnified party (or its affiliates) would otherwise have had to pay if such liability, damage, claim, loss, or expense had not been suffered or incurred. If any such tax benefits is realized with respect to the same taxable period as the liability, cost, loss, damage or expense for which indemnification is made, then the Actual Amount will be reduced by the amount of such benefit. If the indemnified party incurs any tax detriment by reason of the receipt of the indemnification payment hereunder (other than through a reduction in such indemnified party's tax basis in stock acquired under this Purchase Agreement), which detriment is realized through an actual increase in the amount of taxes which the indemnified party must pay for the taxable period in which the indemnification payment is received, then the Actual Amount will be increased by the amount of such tax detriment.

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     8.8  EXCLUSIVE REMEDIES. The remedies provided in this Article 8 will be the parties' exclusive remedies for claims arising out of or resulting from any misrepresentation, breach of warranty, breach of covenant, or nonperformance any obligation to be performed on the part of either party under this Purchase Agreement; PROVIDED, HOWEVER, that nothing in this Section 8.8 shall preclude Norcross from seeking equitable relief to enforce the transfer of the North Safety Shares as provided in Section 2.1(A) or to enforce the Siebe Sellers' noncompetition covenant set forth in Section 7.9.

     8.9 PURCHASE PRICE ADJUSTMENT. All indemnity payments hereunder shall be deemed adjustments to the Purchase Price.

                                    ARTICLE 9

                         AMENDMENT, WAIVER, TERMINATION,
                                AND CANCELLATION

     9.1 AMENDMENT. The parties may amend this Purchase Agreement at any time before the Closing, but only by written instrument executed by both parties.

     9.2 WAIVER. Either party may at any time waive compliance by the other with any covenants or conditions contained in this Purchase Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

     9.3 TERMINATION. The parties may terminate this Purchase Agreement at any time before the Closing, but only by written instrument signed by all of the parties. This Purchase Agreement will terminate automatically, and without further action by either party, if the Closing has not occurred by October 2, 1998, unless the parties otherwise extend this Purchase Agreement by a written instrument executed by all of the parties. (Subject to other limitations contained in this Purchase Agreement, termination of this Purchase Agreement pursuant to the preceding sentence will be without prejudice to any claim either party may have at law or in equity against the other party for any misrepresentation or breach of warranty or covenant by under this Purchase Agreement which arose at or before the termination under such sentence.)

     9.4 THE SIEBE SELLERS' UNILATERAL RIGHT OF CANCELLATION. In addition to their rights under Sections 9.3 and 9.5, the Siebe Sellers will have the unilateral right to cancel this Purchase Agreement by delivering written cancellation notice to Norcross at any time if it becomes unlikely that the funding parties to the Commitment Letters will be prepared to provide Norcross in the aggregate with the funds needed to consummate the transactions herein contemplated on the Closing Date. If the Siebe Sellers deliver such written cancellation notice, this Purchase Agreement will be deemed to be canceled as of the date of such notice without prejudice to any rights or remedies either

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party may have at law or in equity for any misrepresentation or breach of warranty, breach of covenant, or breach or nonperformance of other obligations by the other party under this Purchase Agreement.

     9.5 THE SIEBE SELLERS' UNILATERAL RIGHT OF PARTIAL TERMINATION. In addition to their rights under Sections 9.3 and 9.4, the Siebe Sellers will have the unilateral right to terminate their obligations under Section 4.9 (without canceling or terminating this Purchase Agreement) by delivering written partial termination notice to Norcross if it becomes unlikely that the funding parties to the Commitment Letters will be prepared to provide Norcross in the aggregate with the funds needed to consummate the transactions herein contemplated on the Closing Date. Such partial termination would be without prejudice to any rights or remedies either party may have at law or in equity for any misrepresentation or breach of warranty, breach of covenant, or breach or nonperformance of other obligations by the other party under this Purchase Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 COOPERATION. Each of Norcross and the Siebe Sellers will cooperate with the other party, at the other party's request and expense (unless entitled to indemnity therefor), in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, and disputes with other persons or governmental inquiries or investigations involving the Siebe Sellers' conduct of the North Safety Companies' business or the transactions contemplated by this Purchase Agreement.

     10.2 SEVERABILITY. If any provision of this Purchase Agreement shall finally be determined to be unlawful, then such provision will be deemed to be severed from this Purchase Agreement and replaced by a lawful provision which carries out, as closely as possible, the intention of the parties and preserves the economic bargain contemplated by this Purchase Agreement and, in such case, each and every other provision of this Purchase Agreement will remain in full force and effect.

     10.3 COSTS AND EXPENSES. The parties will be responsible for the following costs and expenses arising out of the transactions contemplated by this Purchase Agreement as follows:

          (A) The Siebe Sellers will be solely responsible for the fees and expenses of Morgan Stanley Dean Witter & Co. whether or not the transactions are consummated;

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          (B)  Norcross will be solely responsible for any commitment fees and any other costs and expenses incurred in connection with Norcross' Financing Plan whether or not such transactions are consummated;

          (C) Norcross, on one hand, and the Siebe Sellers, on the other hand, will each be responsible for one-half (1/2) of the Hart-Scott-Rodino filing fee payable to the Federal Trade Commission with respect to the notification described in Section 4.7;

          (D) Norcross, on one hand, and the Siebe Sellers, on the other hand, will each be responsible for one-half (1/2) of any filing fees or costs that are payable in connection with obtaining the governmental approvals or authorizations described in Section 4.8; and

          (E) If the transactions are consummated, Norcross, on one hand, and the Siebe Sellers, on the other hand, will each be responsible for one-half (1/2) of any transfer taxes or other imposts or duties resulting from or arising out of the transfer of the North Safety Shares to Norcross.

Otherwise, each party will bear its own expenses, and the pre-Closing and Closing expenses of its affiliates and its and their officers, directors, and advisers, incurred in connection with this Purchase Agreement and the transactions contemplated by this Purchase Agreement, whether or not the transactions are consummated. Without limiting the foregoing, the Siebe Sellers shall be solely responsible for, and shall indemnify the Norcross Parties from, any and all severance payments payable to any person who ceases to remain an employee of the North Safety Companies after the Closing, PROVIDED THAT this
Section 10.3 shall not apply to any of the nine named employees described in paragraph 5G(3) of Appendix I or to employees whose right to severance is by reason of the general employee benefit programs and policies of the North Safety Companies disclosed in the North Safety Disclosure Package.

     10.4 NOTICES. All notices, requests and other communications under this Purchase Agreement shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission (with confirmation by mail or courier), or, if sent by courier, two days after delivery to an international courier service with guaranteed two-day delivery, addressed or communicated as follows:

          If to Norcross, to:           Norcross Safety Products L.L.C.
                                        2001 Spring Road - Suite 550
                                        Oak Brook, Illinois 60523-1887
                                        USA

                                        ATTENTION:    Secretary

                                        Telefax:      1.630.572.8518

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                                                                  EXECUTION COPY

               with a copy to:          Kirkland & Ellis
                                        200 East Randolph Drive
                                        Chicago, Illinois 60601
                                        USA

                                        ATTENTION:    William S. Kirsch, P.C.
                                                      Margaret A. Gibson

                                        Telefax:      1.312.861.2200

          If to the Siebe Sellers, to:  Siebe plc
                                        Siebe International Limited
                                        Deutsche Siebe GmbH
                                        Siebe Inc.
                                        Saxon House
                                        2-4 Victoria Street
                                        Windsor, Berkshire SL4 1EN
                                        United Kingdom

                                        ATTENTION:    Secretary

                                        Telefax:      44.1753.622.030

Either party may change its notice address above to a different address by giving the other party written notice of such change.

     10.5 ASSIGNMENT. This Purchase Agreement will be binding upon and inure to the benefit of the successors of each of the parties hereto, but shall not be assignable by either party without the prior written consent of the other; PROVIDED, HOWEVER, that Norcross may, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Purchase Agreement and related agreements to one or more of its affiliates, to any of its financing sources as collateral security, or in connection with the sale of assets or securities of Norcross or any of the North Safety Companies if, at the time of such assignment and as a condition precedent to such assignment, Norcross pays (or causes to be paid) the Deferred Note in full. For purposes hereof, the acquisition by any person not presently a shareholder of Norcross of substantially all of its assets or more than 50% of the outstanding voting securities of Norcross shall be deemed to constitute an assignment for purposes of this Section 10.5 and require the payment of the Deferred Note.

     10.6 NO THIRD PARTIES. Except for the indemnified parties described in
Article 8, neither this Purchase Agreement nor any provisions set forth in this Purchase Agreement is intended to, or shall, create any rights in or confer any benefits upon any person other than the parties to this Purchase Agreement.

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                                                                  EXECUTION COPY

     10.7 INCORPORATION BY REFERENCE. The Appendices to this Purchase Agreement and the North Safety Disclosure Package constitute integral parts of this Purchase Agreement and are hereby incorporated into this Purchase Agreement by this reference.

     10.8 GOVERNING LAW. This Purchase Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Illinois, except where the substantive laws of another jurisdiction mandatorily apply. All parties consent to the jurisdiction of the courts, whether Federal or state, sitting in the State of Illinois in connection with the enforcement of the terms and conditions of this Purchase Agreement and hereby waive any defenses or immunities such parties might otherwise have to the jurisdiction of such courts; PROVIDED, HOWEVER, no such waiver shall in any way affect the parties' respective rights, obligations, or responsibilities with respect to the dispute resolution procedure set forth in Section 7.12. Each of the Siebe Sellers hereby appoints Siebe US as its agent for service of process with respect to any proceeding instituted under this Purchase Agreement.

     10.9 COUNTERPARTS. More than one counterpart of this Purchase Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.

     10.10 COMPLETE AGREEMENT. This Purchase Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter of this Purchase Agreement and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

                                                                  EXECUTION COPY

     To evidence their agreement as stated above, NORCROSS SAFETY PRODUCTS L.L.C. and SIEBE PLC, SIEBE INTERNATIONAL LIMITED, DEUTSCHE SIEBE GMBH, and SIEBE INC. have each caused their respective duly authorized officers and directors to execute this SHARE PURCHASE AGREEMENT as of September 1, 1998.

     NORCROSS SAFETY PRODUCTS                        SIEBE PLC
              L.L.C.


By: /s/ Robert A. Peterson               By: /s/ Colin P. Bonsey
    ---------------------------              ---------------------------
        Robert A. Peterson                         Colin P. Bonsey
      Chief Executive Officer                    Director of Planning

     SIEBE INTERNATIONAL LIMITED                 DEUTSCHE SIEBE GMBH


By: /s/ James C. Bays                    By: /s/ Colin P. Bonsey
    ---------------------------              ---------------------------
           James C. Bays                           Colin P. Bonsey
          Attorney-in-Fact                        Attorney-in-Fact

           SIEBE INC.


By: /s/ James C. Bays
    ---------------------------
            James C. Bays
          Attorney-in-Fact

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                                                                      Appendix A

                               CERTAIN DEFINITIONS

     The following terms have the meanings set forth below where used in the Purchase Agreement and identified with initial capital letters:

     TERM                                                 DEFINITION
Adjustment                               As determined under Section 2.3 of the Purchase
                                         Agreement.

Auditors                                 As defined in Section 2.3(A) of the Purchase
                                         Agreement.

Auditors' Report                         As defined in Section 2.3(B) of the Purchase
                                         Agreement.

Base-Line Balance Sheet                  As defined in Section 3.2(B) of the Purchase
                                         Agreement.

Base-Line Net Worth                      As defined in Section 2.3(G) of the Purchase
                                         Agreement.

Claim                                    As defined in Section 8.3(A) of the Purchase
                                         Agreement.

Claimant                                 As defined in Section 8.3 of the Purchase
                                         Agreement.

Closing                                  As defined in Section 6.1 of the Purchase
                                         Agreement.

Closing Date                             As defined in Section 6.2 of the Purchase
                                         Agreement.

Closing Time                             As defined in Section 6.2 of the Purchase
                                         Agreement.

Closing Net Worth                        As determined in accordance with Section 2.3(H)
                                         of the Purchase Agreement.

Commitment Letters                       As defined in Section 3.3(F) of the Purchase
                                         Agreement.

Default                                  An occurrence which constitutes a breach or
                                         default under a contract, order, or
                                         other commitment, after the expiration of any
                                         grace period provided without cure.

                                                                  EXECUTION COPY
                                                                      Appendix A

Defending Party                          As defined in Section 8.3(B) of the Purchase
                                         Agreement.

Deferred Note                            As defined in Section 2.4(B) of the Purchase
                                         Agreement.

Deutsche Siebe                           As defined in the Preamble to the Purchase
                                         Agreement.

Employee Benefits Agreement              As defined in Section 4.11(C) of the Purchase
                                         Agreement.

Employee Benefit Plans                   As defined in Section 3.2(1)(3) of the Purchase
                                         Agreement.

Encumbrance                              Any encumbrance or lien, including, without
                                         limitation, any mortgage, judgment lien,
                                         materialman's lien, mechanic's lien,
                                         security interest, encroachment, easement,
                                         claim, notice of claim, or other restriction

Environmental Laws                       All laws, regulations, orders, ordinances, codes,
                                         and other governmental mandates and restrictions,
                                         common law, guidelines, and contractual
                                         obligations applicable to the Business relating
                                         to emissions, discharges, and releases of
                                         hazardous materials into land, soil, ambient air,
                                         water, and atmosphere, and/or the generation,
                                         treatment, storage, transportation, and disposal
                                         of hazardous wastes, pollution, and protection of
                                         the environment, including, with respect to the
                                         United States, the following:

                                         (1)  The Comprehensive Environmental Response,
                                              Compensation and Liability Act,
                                              42 U.S.C. Sections 9601-9675;

                                         (2)  The Resource Recovery and Conservation Act,
                                              42 U.S.C. Sections 6901-6992k;

                                         (3)  The Clean Air Act, 42 U.S.C. Sections 7401-7471q;

                                         (4)  The Clean Water Act, 33 U.S.C. Sections 1251-1387;

                                         (5)  The Hazardous Materials Transportation
                                              Act, 49 U.S.C. Sections 1801-1812;

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                                                                      Appendix A

                                         (6)  The Toxic Substances Control Act, 15
                                              U.S.C. Sections 2601-2692; and

                                         (7)  The Emergency Planning & Community
                                              Right-to-Know Act, 42 U.S.C. Sections 11001-11050.

Financial Statements                     As defined in Section 3.2(B) of the Purchase
                                         Agreement.

GAAP Financials                          As defined in Section 4.10 of the Purchase
                                         Agreement.

Hazardous Materials                      Any material, substance, or waste or
                                         condition defined as "hazardous" or as to
                                         which standards of conduct are otherwise
                                         imposed under any Environmental Law,
                                         including, with respect to the United States,
                                         the following:

                                         (1)  Asbestos, silica, and petroleum-based
                                              products;

                                         (2)  "[H]azardous substances," "pollutants" or
                                              "contaminants" under Sections 101(14) and
                                              101(33) of the Comprehensive Environmental
                                              Response, Compensation and Liability Act;

                                         (3)  "[H]azardous air pollutants" under
                                              Section 112(b) of the Clean Air Act;

                                         (4)  "[I]mminently hazardous chemical
                                              substances" under Section 7 of the Toxic
                                              Substances Control Act;

                                         (5)  "[H]azardous waste" under Section 1004(5) of
                                              the Solid Waste Disposal Act or under
                                              Section 6003(5) of the Resource Recovery and
                                              Conservation Act; and

                                         (6)  Any other material or condition defined
                                              as "hazardous," or otherwise regulated, by
                                              Environmental Laws.

Indemnitor                               As defined in Section 8.3 of the Purchase
                                         Agreement.

Intellectual Property                    Rights consisting of, conferred by, or otherwise
                                         relating to --

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                                                                      Appendix A

                                         (1)  Patents and patent applications
                                              (including all renewals, extensions, or
                                              modifications thereof);

                                         (2)  Trade secrets;

                                         (3)  Know-how, including inventions, computerized
                                              data and information, computer programs,
                                              business records, files and data, discoveries,
                                              formulae, production outlines, product
                                              designs, mask works, manufacturing information,
                                              processes and techniques, testing and quality control
                                              processes and techniques, drawings and customer lists;

                                         (4)  Trademarks, service marks, and applications
                                              therefor;

                                         (5)  Copyrights; and

                                         (6)  Trade names and internet domain names (other
                                              than such names as include the word "Siebe").

ISP                                      As defined in Recital C to the Purchase Agreement.

ISP Shares                               As defined in Recital C to the Purchase Agreement.

James North (Africa)                     As defined in Recital B to the Purchase Agreement.

James North (Africa) Shares              As defined in Recital B to the Purchase Agreement.

Material Event                           Any event, condition, circumstance, or occurrence
                                         which has had a material and adverse effect on
                                         business, assets, financial condition, operating
                                         results, customer or business relations, or
                                         business prospects (other than such changes
                                         resulting from general economic conditions and
                                         changes in employee relations resulting from the
                                         announcement and contemplated completion of the
                                         Purchase Agreement of the North Safety Business),
                                         including any of the same resulting from any -

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                                                                  EXECUTION COPY
                                                                      Appendix A

                                         (1)  Act of God, flood, windstorm, earthquake,
                                              accident, fire, explosion, casualty,
                                              riot, requisition or taking of property by
                                              governmental authority, war, embargo, or other
                                              event outside the North Safety Companies' control;

                                         (2)  Termination, cancellation, or substantial modification of any contract, commitment, obligation, or business
                                              relationship; or

                                         (3)  Default by the North Safety Companies under any contract, commitment, or other obligation.

Neutral                                  As defined in Section 7.12(C)(2) of the Purchase Agreement.

Norcross                                 As defined in the Preamble to the Purchase Agreement.

North Safety Business                    As defined in Recital E to the Purchase Agreement.

North Safety Business Condition          The condition of the North Safety Business, taken
                                         as a whole.

North Safety Companies                   As defined in Recital F to the Purchase Agreement.

North Safety                             As defined in Section 3.2 of the Purchase Agreement.
Disclosure Package

North Safety Products                    As defined in Recital A to the Purchase Agreement.

North Safety Products Shares             As defined in Recital A to the Purchase Agreement.

North Safety Shares                      As defined in Recital F to the Purchase Agreement.

Other Agreements                         As defined in Section 4.9 of the Purchase Agreement.

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                                                                      Appendix A

Owns or Ownership                        Such ownership as confers upon the party or
                                         person having it good and marketable title to and
                                         control over the thing or right owned, free and
                                         clear of any and all Encumbrances other than
                                         (except in the case of Ownership of the North
                                         Safety Shares) Permitted Encumbrances.

Permitted Encumbrances                   Tax liens for taxes not yet due and payable or
                                         which are being contested in good faith by
                                         appropriate proceedings and for which appropriate
                                         reserves have been established in accordance with
                                         generally accepted accounting principles,
                                         interests or title of a lessor under any lease,
                                         mechanics and comparable liens for the amounts
                                         due and payable, and recorded easements,
                                         rights-of-way, restrictions, and other similar
                                         encumbrances.

Prime Rate                               The prime lending rate announced from time to time
                                         by Citibank N.A.

Products                                 As defined in Recital E to the Purchase Agreement.

Purchase Price                           As defined in Section 2.2 of the Purchase Agreement.

Purchase Agreement                       As defined in the Preamble to the Purchase Agreement.

Respiratory Product Liability Matter     As defined in Section 7.7 of the Purchase Agreement.

Siebe                                    As defined in the Preamble to the Purchase Agreement.

Siebe International                      As defined in the Preamble to the Purchase Agreement.

Siebe North                              As defined in Recital D to the Purchase Agreement.

Siebe North Shares                       As defined in Recital D to the Purchase Agreement.

Siebe Sellers                            As defined in the Preamble to the Purchase Agreement.

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                                                                      Appendix A

Siebe US                                 As defined in the Preamble to the Purchase Agreement.

Trademark License Agreement              As defined in Section 4.11(D) of the Purchase Agreement.

Transition Services Agreement            As defined in Section 4.11(A) of the Purchase Agreement.

Unconditional Guarantee                  As defined in Recital H to the Purchase Agreement.

Year 2000 Compliance                     For any item, if such item will not malfunction,
                                         cease to function, generate incorrect data, and
                                         produce incorrect results when processing,
                                         providing, or receiving (i) date-related data
                                         after December 31, 1999, and date-related data in
                                         connection with any valid date after December 31,
                                         1999.

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                                                                  EXECUTION COPY
                                                                      Appendix B

                              DUE DILIGENCE REVIEW
                               AND CERTIFICATIONS

     Set forth below is a description of the due diligence review conducted by the Siebe Sellers in connection with the transactions contemplated by the Purchase Agreement:

1. The information contained in the North Safety Disclosure Package was collected and assembled by employees of the North Safety Companies and other employees of the North Safety Companies whom the Siebe Sellers believed would most likely have knowledge and custody of the Business records most pertinent to the respective Parts of the North Safety Disclosure Package.

2. After collection and assembly of such information, due diligence meetings were held with the Managing Director or President of each North Safety Company and his direct reports.

3. At such due diligence meeting, the entire contents of the North Safety Disclosure Package applicable to that particular North Safety Company was reviewed and each of the Siebe Sellers' representations and warranties under Section 3.2 were read and discussed, all under the direction and guidance of an attorney representing the Siebe Sellers.

4. At the conclusion of such due diligence meeting, each participant was requested to sign a certificate in the form set forth on the following page.

                                                                  EXECUTION COPY
                                                                      Appendix B

                                   CERTIFICATE

     I, [NAME OF INDIVIDUAL], am the [Title of Individual] of _________________ (the "Company"), a [SPECIFY].

     On the date below, I participated in a due diligence review meeting conducted under the direction and guidance of [Name of Attorney], an attorney representing [Seller]. At that meeting, a document entitled "North Safety Disclosure Package" (the "Disclosure Package") was reviewed and representations and warranties contained in Section 3.2 of the proposed Share Purchase Agreement (the "Purchase Agreement") between Norcross Safety Products L.L.C. ("Norcross"), on one hand, and Siebe plc, Siebe International Limited, Deutsche Siebe GmbH, and Siebe Inc. (the "Siebe Sellers"), on the other hand, were read and discussed.

     As a consequence of such due diligence meeting, I HEREBY CERTIFY that:

     1. In my capacity described above, I am familiar in detail with the contents of the following Parts of the North Safety Disclosure Package applicable to the Company: [SPECIFY]

     2. In my capacity described above, I am also familiar generally with contents of all other Parts of the North Safety Disclosure Package applicable to the Company.

     3. To my knowledge and after reasonable investigation, I believe the North Safety Disclosure Package and the representations and warranties of the Siebe Sellers contained in Section 3.2 of the Purchase Agreement applicable to the Company are true, accurate, and complete in all material respects.

     I understand that the Siebe Sellers intend to rely on this Certificate in connection with the Siebe Sellers' delivery of the North Safety Disclosure Package and execution and delivery of the Purchase Agreement.

     I have signed this Certificate this ___day of _________, 1998.


                                         --------------------------------
                                               [Name of Individual]

Witnesses:

-------------------------

-------------------------

                                     - ii -
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                                                                      Appendix C

                                  DEFERRED NOTE

                 SUMMARY TERM SHEET - JUNIOR SUBORDINATED NOTES

Issuer:                   Norcross Safety Products L.L.C. ("NSP")

Issue:                    Junior Subordinated Notes (the "Junior Subordinated Notes)

Principal Amount:         $5,000,000

Holder:                   Siebe plc

Maturity Date:            March 2009 (10.5 years)

Mandatory Adjustment:     The Junior Subordinated Notes will be manditorily redeemable at par plus accrued interest upon a change in control of NSP.

Interest Rate:            Interest will accrue semi-annually in arrears at an annual rate of 7.0% payable in additional Junior Subordinated Notes; provided that no cash interest will be payable prior to maturity or mandatory redemption.

Ranking:                  The Junior Subordinated Notes will be general unsecured obligations of NSP and will be subordinated in right of payment to all existing and future senior and subordinated indebtedness of NSP.

                                                                  EXECUTION COPY
                                                                      Appendix D

                              ACCOUNTING PRINCIPLES

     Set forth below are accounting principles that will apply in determining the Closing Net Worth:

             BASIS OF PRESENTATION OF VARIOUS FINANCIAL INFORMATION

     North Safety Products ("the Company"), is a group of subsidiaries of Siebe plc, a publicly held corporation based in the United Kingdom. The Company is organized into three business units based on geography: Each business group carries a full line of personal protection equipment and accessories for the manufacturing, transportation, mining, utility, construction, consumer, military and other markets. Siebe North Holdings current policy is to maintain its general ledger in conformity with UK GAAP modified for internal reporting purposes while the general ledgers relating to the Europe and African companies are maintained in conformity with local accounting practices and procedures. The internal financial statements, which are prepared from these records, utilize UK accounting procedures prescribed by North's ultimate UK parent. These aforementioned internally prepared financial statements which are utilized to monitor operational performance are unaudited and do not include all disclosures and adjustments that may be necessary under UK or US generally accepted accounting principles. These internal financial statements along with periodic statutory reporting submissions were then used as a basis to prepare US GAAP financial information for buyer presentation purposes. In addition to the treatment of goodwill, the primary differences between US GAAP and UK GAAP principles applicable to North involved capitalized product development costs, deferred marketing costs and revaluation of certain fixed assets, which are expensed or not allowable for US GAAP purposes.

     It should also be noted that for buyer presentation purposes, certain income adjustments were made for restructuring and related charges, certain property gains and corporate governance charges. Corporate governance charges primarily relate to management charges, FSC commission and royalties from Group and Corporate headquarters as well as certain interest expense, which had previously been charged to profit. Finally, interim financial information only reflects normal recurring adjustments.

     The balance sheets presented have been adjusted to exclude capitalized development costs and certain other asset and liabilities not part of the safety business and not part of the sale. Finally, no liability or income statement charge has been recorded in respect of the bonus payable by reason of the sale of the Company to certain key employees. Net shareholders' investment as presented for buyer presentation purposes represents total shareholders equity less group loans.

                                                                  EXECUTION COPY
                                                                      Appendix D

     The following accounting policies and principles are also applicable to the preparation of the US GAAP audited financial statements and are to be utilized in connection with determining the adjustment to the ultimate purchase price, if any.

     Summary of Significant Accounting Policies

     BASIS OF PRESENTATION

     The combined financial statements for fiscal year ended April 4, 1998 include the accounts of the following companies in the North Safety Products Division. Significant intercompany balances and transactions have been eliminated.

                                                                             Percentage
              Company                                                        Ownership
              -------                                                        ----------
     Siebe North Holding Corp. and subsidiaries ("SNI")                         100%
     North Safety Products Ltd. ("JNS")                                         100%
     Industrie Schutz Produkte GmbH ("ISP")                                     100%
     North Safety Products (Africa) PTY Ltd. and subsidiaries ("Africa")        100%
       (Includes James North (Zimbabwe)(Private) Ltd.                          66.6%)

     The combined financial statements have been retroactively restated to exclude a non-related safety product line of JNS sold to affiliate in June 1998. The combined financial statements are prepared in accordance with United States generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates included in these financial statements are allowance for uncollectible accounts, inventory reserves, estimated lives on long-lived assets and other contingencies such as product warranty and claims as well as environmental exposures.

     REVENUE RECOGNITION

     Sales and related cost of sales are recognized upon shipment of products to customers. Although eliminated in the combining statements, intercompany sales between geographic areas are at cost plus approximately 5% mark-up.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company provides credit

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                                                                  EXECUTION COPY
                                                                      Appendix D

     to customers in the normal course of business. Collateral is not required for trade receivables, but ongoing credit evaluations of customers' financial condition are performed. Additionally, the Company maintains reserves for potential credit losses based on a number of factors including management's judgment. As of April 4, 1998, April 5, 1997, and April 6, 1996 the Company had no significant receivable write-offs.

     The Company entered into an agreement to sell on a periodic basis and without recourse, trade accounts receivable to an independent third party for proceeds up to the net amount of receivables less any charges. The Company is responsible for servicing the receivables. Under SFAS No. 125, the sale of the receivables is reflected as a reduction of trade accounts receivable. There was no material effect on net income as a result of applying the new standard.

     RESEARCH AND DEVELOPMENT

     Research and development costs are charged to expense as incurred.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for 88%, 87% and 87% of inventories as of April 4, 1998, April 5, 1997, and April 6, 1996, respectively. The first-in, first-out method is used to determine cost for 12%, 13% and 13% of inventories as of April 4, 1998, April 5, 1997, and April 6, 1996, respectively.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated on the basis of cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease.

     Depreciation is provided using the straight-line method over the estimated useful lives of depreciable properties as follows: buildings and improvements, 15 to 40 years; machinery and equipment, 3 to 15 years; and tooling, 3 to 5 years.

     Equipment held under capital leases and lease improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     The Company also leases certain of its manufacturing facilities, sales offices and equipment under noncancelable operating leases and/or sale/leaseback arrangements. Some leases include provisions for renewals and purchases at the Company's option. Lease payments are expensed as incurred and are partially

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                                                                  EXECUTION COPY
                                                                      Appendix D

     offset by the pro-rata amortization of the deferred gain that occurred at the time of the sale/leaseback arrangements. The accounts exclude the Rockford sale/leaseback and related costs since December 1997.

     INCOME TAXES

     The various companies that make up North Safety Products are included as part of either U.S. or foreign combined group for Federal and foreign income tax reporting purposes. The Company's income tax provision is computed as if it were filing a separate return and the resultant tax liability or receivable is paid to or received from Siebe Inc. or Siebe plc.

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement bases and the tax bases of the Company's assets and liabilities using enacted statutory tax rates applicable to future years.

     INTANGIBLE ASSETS

     The cost of intangible assets is amortized straight line over the estimated useful lives of the respective assets. Capitalized software included in this caption reflects costs related to internally developed or purchased software.

     Goodwill, which represents the excess of purchase price over fair value of assets acquired, is amortized on on a straight-line basis over 40 years.

     FOREIGN CURRENCY TRANSLATION

     The accounts of foreign operations are measured using local currency as the functional currency. For those operations, assets and liabilities are translated into US dollars at the end of period exchange rates and income and expenses are translated at the average exchange rates. Net exchange gain or losses resulting from such translation are excluded from net income and accumulated in a separate component of shareholder's equity.

     FOREIGN EXCHANGE INSTRUMENTS

     The Company enters into forward currency exchange contracts for the purpose of reducing its exposure to adverse fluctuations in foreign exchange rates. While these hedging instruments are subject to fluctuations in value, such fluctuations are generally offset by the value of the underlying exposures being hedged. The Company does not hold or issue financial instruments for speculative purposes.

                                                                  EXECUTION COPY
                                                                      Appendix D

     EMPLOYEE BENEFIT PLANS

     RETIREMENT PLANS
     SNI has various pension plans covering substantially all employees. The benefits are based on years of service and compensation or stated amounts for each year of service. The Company's funding policy is to make annual contributions in amounts that meet minimum funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Pension coverage for employees of non-US subsidiaries is provided, to the extent deemed appropriate, through separate arrangements, many of which are governed by local statutory requirements or government sponsored. The most significant arrangement is at JNS whose employees are members of the Siebe plc defined benefit pension plan that operates similar to a multi-employer plan arrangement in the United States. Periodic employer and employee contributions as prescribed are made to Siebe plc and/or the Plan.

     POST-RETIREMENT BENEFITS OTHER THAN PENSIONS
     Substantially, all of the Company's employees are covered under post-retirement health and life insurance benefit plans. The expected cost of these benefits are recognized during the years that employees render service. Retiree contributions are required depending on the year of retirement and the number of years of service at the time of retirement. Many of the Company's retirees outside the U.S. are covered by government-sponsored and administered programs. The Company funds its plans on a pay-as-you-go basis.

     COMMITMENTS AND CONTINGENCIES

     The Company is named as a defendant in ninety-five pending product liability lawsuits. Three of the cases are class action suits and could have material effects. All of the aforementioned cases are in the discovery phase and their outcomes are uncertain. The Company will vigorously defend each case through trial unless the opportunity to settle on favorable terms presents itself beforehand.

                       BASE-LINE BALANCE SHEET DISCLOSURE

The attached Base-Line Balance Sheet as of July 4, 1998 should be read in conjunction with Appendix D. Additionally, the following pro forma adjustments have been made to the Base-Line Balance Sheet in order to conform the presentation for the contemplated transactions herein.

1. All intercompany activity with Siebe and affiliates has been reclassified to the Base-Line Net Worth section.

2. It is assumed that a net overdraft balance in the UK ($9.7M) will be liquidated by Siebe plc and thus, it has been reclassified to the Base-Line Net Worth section.

3. The deposits and deferred gains relating to the sale/leasebacks of the Skokie, Maiden and Cranston facilities have been reclassified to the Base-Line Net Worth section.

4. An estimate of the excess land cost ($50k) at the Clover facility has been removed from fixed assets and reclassified to the Base-Line Net Worth section.

5. For purposes of determining Base-Line Net Worth, current and deferred income tax liability and/or assets have been reclassified to the Base-Line Net Worth section.

NORTH SAFETY PRODUCTS
COMBINED NET ASSETS - US GAAP BASIS
AS OF JULY 4, 1998
UNAUDITED
(DOLLARS IN THOUSANDS)

                                                                   AFTER WORK.
                                                                   COMP. ADJ.
             ASSETS

Current assets:
    Cash                                                                   757
    Accounts receivable                                                 29,196
    Inventories at LIFO                                                 36,404
    Other current assets                                                 4,364
                                                                   -----------
      Total current assets                                              70,721

Net property, plant & equipment                                         35,242

Goodwill, net                                                            4,733
Other intangible assets, net                                             1,055
Other assets                                                             9,110
                                                                   -----------

    Total assets                                                       120,861
                                                                   -----------

             LIABILITIES

Current liabilities:
    Accounts payable                                                    12,165
    Accrued expenses                                                    10,815
                                                                   -----------
      Total current liabilities                                         22,980

Other long-term liabilities                                              8,545
                                                                   -----------

    Total liabilities                                                   31,525
                                                                   -----------

      Net assets                                                        89,336
                                                                   ===========

BASE-LINE NET WORTH CALCULATION

    Total shareholder's equity                                          38,866
    Sales lease back net liability transfered                            1,669
    Income taxes payable                                                   (93)
    Deferred income taxes, net                                           4,751
    Deposits                                                               (17)
    Excess Clover land                                                     (50)
    Group loans                                                         34,510
    (Cash) / UK overdraft                                                9,700

                                                                   -----------
    BASE-LINE NET WORTH                                                 89,336
                                                                   ===========

NORTH SAFETY PRODUCTS
COMBINED NET ASSETS - US GAAP BASIS
AS OF JULY 4, 1998
UNAUDITED
(DOLLARS IN THOUSANDS)

                                                                   BEFORE WORK.    AFTER WORK.
                                                                    COMP. ADJ.      COMP. ADJ.
             ASSETS

Current assets:
    Cash                                                           $        757            757              -
    Accounts receivable                                                  29,196         29,196              -
    Inventories at LIFO                                                  36,404         36,404              -
    Other current assets                                                  4,364          4,364              -
                                                                   ---------------------------
      Total current assets                                               70,721         70,721

Net property, plant & equipment                                          35,242         35,242              -

Goodwill, net                                                             4,733          4,733              -
Other intangible assets, net                                              1,055          1,055              -
Other assets                                                              9,110          9,110              -
                                                                   ---------------------------

    Total assets                                                   $    120,861        120,861
                                                                   ---------------------------

             LIABILITIES

Current liabilities:
    Accounts payable                                               $     12,165         12,165              -
    Accrued expenses                                                      9,945         10,815           (870)
                                                                   ---------------------------
      Total current liabilities                                          22,110         22,980

Other long-term liabilities                                               8,545          8,545              -
                                                                   ---------------------------

    Total liabilities                                                    30,655         31,525
                                                                   ---------------------------

      Net assets                                                   $     90,206         89,336
                                                                   ===========================

BASE-LINE NET WORTH CALCULATION

    Total shareholder's equity                                           39,405         38,866            539
    Sales lease back net liability transfered                             1,699          1,699              -
    Income taxes payable                                                    (93)           (93)             -
    Deferred income taxes, net                                            5,082          4,751            331
    Deposits                                                                (17)           (17)             -
    Excess Clover land                                                      (50)           (50)             -
    Group loans                                                          34,510         34,510              -
    (Cash) / UK overdraft                                                 9,700          9,700              -

                                                                   ---------------------------
    BASE-LINE NET WORTH                                            $     90,206         89,336
                                                                   ===========================

                                                                  EXECUTION COPY
                                                                      Appendix E

                                 CONTENTS OF THE
                         NORTH SAFETY DISCLOSURE PACKAGE

     Set forth below are the contents of the North Safety Disclosure Package:

PART A - NORTH SAFETY COMPANIES GENERALLY

1. A copy of each North Safety Company's constitutive documents as last amended and/or restated.

2. A chart showing all companies in which the North Safety Companies have an equity ownership interest and showing the North Safety Companies' direct and indirect percentage ownership interest in each such company and an identification of any minority interests in each such company.

3. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(A).

PART B - FINANCIAL STATEMENTS

1. The North Safety Companies' unaudited statements of sales, EBIT and EBITDA for the three-month period ended June 30, 1998 (restated on a US GAAP basis).

2. The North Safety Companies' statement of combined net assets at July 4, 1998 (the "Base-Line Balance Sheet") (restated on a combined US GAAP basis) (see Appendix D).

3. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(B).

PART C - REAL ESTATE

1.   A list of real properties OWNED by the North Safety Companies.

2. A list of all real properties LEASED to the North Safety Companies by other persons.

3. A list of all real properties owned or leased by the North Safety Companies that are leased or subleased to other persons by the North Safety Companies.

4. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(C)

                                                                  EXECUTION COPY
                                                                      Appendix E

PART D - TANGIBLE PERSONAL PROPERTY

1. A list as of April 7, 1998, for each facility of the North Safety Companies, of all fixed assets (grouped by machinery and equipment, office furniture and equipment, and vehicles) OWNED by the North Safety Companies including the value of such fixed assets appearing on the books and records of the North Safety Companies.

2. A list as of August 1, 1998, of all items of tangible personal property LEASED by the North Safety Companies, including the lease terms and payment schedules relating to such items.

3. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(D).

PART E - INTELLECTUAL PROPERTY

1. A list of all patents and patent applications (domestic and foreign) OWNED by the North Safety Companies (specifying for each the country of issuance or filing, expiration or filing date, patent or application number, inventor, and title).

2. A list of all trademarks and trademark applications (domestic and foreign) OWNED by the North Safety Companies (specifying for each the country of registration or application renewal or filing date, registration or application number, mark and goods covered or class).

3. A list of all Intellectual Property owned by other persons which is used in North Safety Companies' conduct of the North Safety Business under license, technology, or other similar agreements (LICENSED TO).

4. A list of all Intellectual Property owned by the North Safety Companies which is licensed to other persons under license, technology, or other similar agreements (LICENSED BY).

5. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(E).

PART F - LIABILITIES

1. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(F).

                                                                  EXECUTION COPY
                                                                      Appendix E

PART G - LITIGATION

1. A description of all litigation at law or in equity pending against North Safety Companies and relating to the North Safety Companies' conduct of the North Safety Business.

2. A description of all writs, injunctions, orders, and decrees of courts, agencies, and other governmental authorities, domestic or foreign, to which the North Safety Companies are subject.

3. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(G).

PART H - CONTRACTS

1. A list as of August 17, 1998, for each facility of the North Safety Companies, of each outstanding order, contract, or commitment for the purchase of capital equipment, tooling, products, supplies, or services, which orders, contracts, and commitments comprise, in the aggregate, at least 60% of the aggregate value of all open purchase orders, contracts, or commitments made by each such facility.

2. A list as of August 17, 1998, of each outstanding customer order, contract, or commitment for the sale by the North Safety Companies of products or services, which orders, contracts, or commitments each have a value of $50,000 or more (with respect to sales of North Safety Company in North America) or $10,000 or more (with respect to sales of North Safety Companies in Europe and Africa).

3. A list as of August 17, 1998, of each other contract to which a North Safety Company is party as to which the aggregate consideration over the life of the contract is more than $100,000.

4. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(H).

PART I - EMPLOYEES AND EMPLOYEE BENEFITS

1. A list of the 50 (10, in the case of non-North American operations) highest paid employees of each North Safety Company during the fiscal year ended March 31, 1997, together with the dollar amount paid each such employee during such year.

2. A list of the 50 (10, in the case of non-North American operations) highest paid employees of each North Safety Company as of July 4, 1998, together with the base salary rate of each such employee as of that date.

                                                                  EXECUTION COPY
                                                                      Appendix E

3. Copies of the summary plan descriptions of all pension, retirement, profit-sharing, deferred compensation, employee stock option or stock purchase, bonus, incentive compensation, and other employee pension plans or arrangements currently maintained by the North Safety Companies

4. Copies of summary plan descriptions all employee health, dental, vision, life insurance, long-term and short-term disability, vacation, tuition reimbursement, and severance plans and other employee welfare plans or arrangements currently maintained by the North Safety Companies.

5. A list of all collective bargaining agreements to which the North Safety Companies are party or by which the North Safety Companies are bound.

6. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(I).

PART J - COMPLIANCE WITH ENVIRONMENTAL LAWS

1. A list of all material Environmental Law permits, approvals, and qualifications of any government or governmental unit, agency, board, body, or instrumentality issued to or applied for by the North Safety Companies that are known to the Siebe Sellers.

2. A description of all claims known to the Siebe Sellers that North Safety Companies have received during calendar years 1997 and 1998, from any government or governmental unit, agency, board, body, or instrumentality alleging noncompliance by the North Safety Companies with Environmental Laws.

3. A description of all projects known to the Siebe Sellers that are currently in process for the remediation of conditions constituting actual or alleged noncompliance by the North Safety Companies with Environmental Laws.

4. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(J).

PART K - COMPLIANCE WITH OTHER LAWS

1. A list of all material permits, approvals, qualifications, and the like (other than those listed in Part J-1) of any government or governmental unit, agency, board, body, or instrumentality issued to or applied for by the North Safety Companies and used by the North Safety Companies in its conduct of its business.

                                                                  EXECUTION COPY
                                                                      Appendix E

2. A description of all claims known to the Siebe Sellers that North Safety Companies have received during calendar years 1997 and 1998, from any government or governmental unit, agency, board, body, or instrumentality alleging noncompliance by the North Safety Companies with any laws, rules, regulations, ordinances, orders or decrees (other than Environmental Laws) in connection with the North Safety Companies' conduct of the North Safety Business.

3. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(K).

PART L - TAXES

1. Copies of all income tax returns filed by the North Safety Companies with respect to fiscal years ended March 31, 1995, 1996, and 1997.

2. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(L).

PART M - MATERIAL EVENTS

1. A list of all Material Events, if any, which have occurred since March 31, 1998, which are not otherwise reflected in the Disclosure Package.

2. The exceptions to the Siebe Sellers' representations and warranties contained in Section 3.2(M).

                                                                  EXECUTION COPY
                                                                      Appendix F

                            DOCUMENTS TO BE DELIVERED
                       BY THE SIEBE SELLERS AT THE CLOSING


1. A certificate signed by the Secretary or Deputy Secretary of Siebe verifying the authorization of the execution, delivery, and performance of the Purchase Agreement by Siebe and the consummation of the transactions contemplated by the Purchase Agreement.

2. A certificate signed by the Secretary or Deputy Secretary of Siebe dated as of the Closing Date as to the incumbency and signatures of directors of Siebe who executed documents on behalf of Siebe in connection with the transactions contemplated by the Purchase Agreement.

3 A certificate signed by the Secretary or Deputy Secretary of Siebe International verifying the authorization of the execution, delivery, and performance of the Purchase Agreement by Siebe International and the consummation of the transactions contemplated by the Purchase Agreement.

4. A certificate signed by the Secretary or Deputy Secretary of Siebe International dated as of the Closing Date as to the incumbency and signatures of directors of Siebe International who executed documents on behalf of Siebe International in connection with the transactions contemplated by the Purchase Agreement.

5. Extracts from the Commercial Register (HANDELSREGISTER) of Luneburg verifying Deutsche Siebe's corporate existence and the identity of the Deutsche Siebe managing directors (GESCHAFTSFUHRER).

6. Certificate as to the good standing of Siebe US (as of the date not earlier than ten days prior to the Closing) in the State of Delaware.

7. A certificate signed by the Secretary or Assistant Secretary of Siebe US verifying the authorization of the execution, delivery, and performance of the Purchase Agreement by Siebe US and the consummation of the transactions contemplated by the Purchase Agreement.

8. A certificate signed by the Secretary or Assistant Secretary of Siebe US dated as of the Closing Date as to the incumbency and signatures of officers of Siebe US.

9. A certificate signed by a Director or authorized officer of each Siebe Seller dated as of the Closing Date confirming that -

                                                                  EXECUTION COPY
                                                                      Appendix F

     A. All of the representations and warranties of the Siebe Sellers contained in Sections 3.1 of the Purchase Agreement were true, accurate, and complete as of the date of the Purchase Agreement and continue to be true, accurate, and complete in all material respects as of the Closing (as if such representations and warranties had been made anew as of the Closing except with respect to the effect of transactions contemplated or permitted by the Purchase Agreement); and

     B. All of the representations and warranties of the Siebe Sellers contained in Sections 3.2 of the Purchase Agreement were true, accurate, and complete as of the date of the Purchase Agreement and true, accurate, and complete as of the Closing.

10. Signed instruments dated in blank pursuant to which all of the officers and directors of each of the North Safety Companies resign their respective positions.

11.  The following documents:

     A. A copy of the North Safety Companies management accounts at and for the four-month period ended July 31, 1998;

     B. Parts G-1 and G-2 of the North Safety Disclosure Statement updated to the Closing Date (with respect to matters for which the North Safety Companies have had actual notice by such date); and

     C. Part M-1 of the North Safety Disclosure Package updated to the Closing Date (with respect to matters for which the North Safety Companies have had actual notice by such date).

12.  Executed copies of the Other Agreements.

13. Surveys, title insurance polices, and other documents or instruments which Norcross or its special counsel may reasonably request in order more fully to consummate the transactions contemplated by the Purchase Agreeement.

14. Legal opinions if and to the extent Norcross certifies in good faith that such opinions are required in order to implement the Financing Plan.

                                                                  EXECUTION COPY
                                                                      Appendix G

                            DOCUMENTS TO BE DELIVERED
                           BY NORCROSS AT THE CLOSING


1. Certificate as to the good standing of Norcross (as of the date not earlier than ten days prior to the Closing) in Delaware.

2. A certificate signed by the Secretary or Assistant Secretary of Norcross verifying the authorization of the execution, delivery, and performance of the Purchase Agreement by Norcross and the consummation of the transactions contemplated by the Purchase Agreement.

3. A certificate signed by the Secretary or Assistant Secretary of Norcross dated as of the Closing Date as to the incumbency and signatures of officers of Norcross.

4. A certificate signed by the President or Vice President of Norcross dated as of the Closing Date confirming that all of the representations and warranties of Norcross contained in Section 3.3 of the Purchase Agreement were true, accurate, and complete as of the date of the Purchase Agreement and continue to be true, accurate, and complete in all material respects as of the Closing (as if such representations and warranties had been made anew as of the Closing except with respect to the effect of transactions contemplated or permitted by the Purchase Agreement).

5.   Executed copies of the Other Agreements.

                                                                  EXECUTION COPY
                                                                      Appendix H

                                   REAL ESTATE


     The Real Estate Agreement will provide the following:

1.   CLOVER

     The landfill property will be deeded to Siebe for $1. Siebe will retain (from first $), all environmental liability relating to the Clover property. NSC will receive necessary easements over the property to operate its facility.

2.   SALE LEASEBACK PROPERTIES (MAIDEN, SKOKIE, CRANSTON)

     a. All accounting entries related to the sale leaseback properties (other than the net impact of rent expense) will be removed from the opening/closing balance sheet

     b. All sale leaseback rents going forward will be net expense appearing in the revenue statement or market rent, whichever is lower, subject to the same escalations and operating terms contained in the lease, i.e., tenant retains all current tenant obligations.

     c.   MAIDEN

          i. NSC retain property on current lease terms for remaining term of lease

          ii.     no right to sublease

     d.   CRANSTON

          i. 10 year lease on current lease terms with one 5 year option at then fmv

          ii. Buyer has right to sublet and retain 100% of profit subject to Siebe consent, which will not unreasonably be withheld.

     e.   SKOKIE

          i.      2 year lease at current terms

          ii.     one five year renewal option at then FMV

          iii.    No right to sublease

                                                                  EXECUTION COPY
                                                                      Appendix H

3.   DUKINFIELD

     a. NSC leases entire facility for 2 years at current terms, with right to sublease 1/2 of the facility for the term. Profits from any such sublease are split between Siebe and NSC equally

     b. Within 6 months prior to second anniversary, either party can terminate the arrangements in which case NSC will vacate the premises. After two years, if cancellation option not exercised, facility partitioned in half and NCS leases the partitioned half for 3 years at the per square meter rental rate plus 1/2 of other tenant obligations.

     c.   No right to sublease the partitioned half by NSC

     d.   Costs of partitioning the property to be shared equally.

4.   GERMANY

     a.   One year lease on current terms with one year option

5.   HYDE AND ROCKFORD

     a.   Out of deal;

     b. Siebe indemnifies NSC for all future liabilities related to these properties.

6.   MISCELLANEOUS

     a. Foregoing arrangements are subject to landlord and/or other required third party consents.

     b. If consents not obtained, parties will enter into alternative and mutually satisfactory arrangements to convey substantially the same economic benefits contemplated by the foregoing.

                                                                  EXECUTION COPY
                                                                      Appendix I

                                EMPLOYEE BENEFITS


     The Employee Benefits Agreement will provide the following:

1.   GENERALLY

     A. Except as provided in paragraph 1.B below, all persons who are employees of the North Safety Companies immediately before the Closing (the "Continuing Employees") will continue to be employees of their respective North Safety Company employers at and immediately after the Closing, with the effect that no period of unemployment will have occurred for any of the Continuing Employees as a consequence of the sale of the North Safety Shares to Norcross.

     B. Notwithstanding paragraph 1.A above, the Siebe Sellers shall take such action as is necessary such that Mr. L.W. Varner, Jr. will cease to be an employee of any of the North Safety Companies immediately prior to the Closing.

          The Siebe Sellers will assume and be liable for severance and other payments payable to Mr. L.W. Varner, Jr. solely as a result of his termination of employment with the North Safety Companies prior to the Closing and shall indemnify Norcross for any liability relating to such severance and other payments.

     C. Except as expressly provided in this Appendix I, nothing in the Purchase Agreement will affect or restrict Norcross or its successors in interest from establishing and changing from time to time the terms and conditions of employment of North Safety Company employees after the Closing.

2.   CONTINUING EMPLOYEES OF NORTH SAFETY PRODUCTS

     The following provisions will apply to Continuing Employees of North Safety Products, including the former employees of Siebe Gorman & Co. Limited:

     [TO BE NEGOTIATED PRIOR TO THE CLOSING]

                                                                  EXECUTION COPY
                                                                      Appendix I

3.   CONTINUING EMPLOYEES OF JAMES NORTH (AFRICA)

     The following provisions will apply to Continuing Employees of James North (Africa) and its subsidiary, James North (Zimbabwe) Pty. Ltd.:

     [TO BE NEGOTIATED PRIOR TO THE CLOSING]

4.   CONTINUING EMPLOYEES OF ISP

     The following provisions will apply to Continuing Employees of ISP:

     [TO BE NEGOTIATED PRIOR TO THE CLOSING]

5.   CONTINUING EMPLOYEES OF SIEBE NORTH

     The following provisions will apply to Continuing Employees of Siebe North:

     A.   PENSION PLANS

          (1) Siebe North will remain the sponsor of each of the Siebe North, Inc. Employees' Pension Plan and the W. H. Salisbury & Company Employees Pension Plan (collectively, the "Siebe North Pension Plans").

          (2) The Siebe Sellers will cause that portion of the assets held in the Siebe Inc. Master Retirement Trust (the "Master Pension Trust") and allocable to the Siebe North Pension Plans to be transferred to one or more new (or existing) trusts (the "Norcross Pension Trust(s)") as follows:

               (a) Norcross will establish (or designate) the Norcross Pension Trust(s) as soon as practicable after the Closing. Norcross will provide the Siebe Sellers with written evidence, in the form of an IRS determination letter (and, if such trust is not established after the date hereof, an opinion of counsel reasonably acceptable to the Siebe Sellers), no later than 30 days after Closing that the Norcross Pension Trust(s) is
                    (are) exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

               (b) The Siebe Sellers will cause the trustee of the Master Pension Trust to calculate the fair market value, in a manner

                                                                  EXECUTION COPY
                                                                      Appendix I

                    consistent with the trustee's past practice and fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that portion of the assets of the Master Pension Trust that are allocable to the Siebe North Pension Plans as of the last calendar day of first calendar month after the Closing (the "Pension Assets Valuation Date"). The portion of assets of the Master Pension Trust, as so valued by the trustee, is called the "Base Asset Value" below.

               (c) As soon as practicable after the trustee of the Master Pension Trust has completed the valuation described in paragraph 5(A)(2)(b) above, the trustee of the Master Pension Trust will transfer to the trustee of the Norcross Pension Trust(s) an amount (in cash or other property as Norcross and the Siebe Sellers may agree) equal to -

                    (i)     the Base Asset Value, PLUS

                    (ii) interest on the Base Asset Value from the Pension Assets Valuation Date to the date of transfer at a rate of interest (the "Shot-Term Rate") equal to the actual rate of return realized during such period on investments held in the Master Pension Trust allocable to the Siebe North Pension Plans, MINUS

                    (iii) the amount of benefit payments (the "Interim Payments") made from the Pension Assets Valuation Date to the date of transfer to employees or their beneficiaries made in accordance with the provisions of the Siebe North Pension Plans, MINUS

                    (iv) interest on the Interim Payments from the date such payments were made until the date of transfer at the Short-Term Rate, MINUS

                    (v) an allocable share of fees and expenses incurred or paid by the Master Pension Trust in respect of the period beginning the Closing and ending the date of transfer.

          (3) Norcross will be free to modify, amend, or terminate the Siebe North Pension Plans after the Closing as it chooses, but only if -

                                                                  EXECUTION COPY
                                                                      Appendix I

               (a) Such modifications or amendments are in accordance with the terms of the Siebe North Pension Plans as in effect from time to time and in accordance with law, including ERISA;

               (b) Such modifications or amendments continue to give Continuing Employees credit for participation and benefit accrual purposes for their prior service with Siebe North or its affiliated companies and/or predecessors as provided in the Siebe North Pension Plans; and

               (c) Norcross indemnifies the Siebe Sellers and holds the Siebe Sellers harmless from and against any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising solely out of or resulting from any such modification, amendment, or termination.

          (4) The Siebe Sellers will jointly and severally indemnify and defend (in the case of third party claims) Norcross and each of its affiliates from and against any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising solely out of both (i) any employee benefit plan which is subject to Title IV of ERISA (other than the Siebe North Pension Plans) and (ii) Siebe North having been under "common control" with Siebe US (within the meaning of Section 4001 (a)(14) of ERISA).

     B.   INVESTMENT PLAN

          (1) Siebe North will remain the sponsor of each of the Siebe North, Inc. Employees' Investment Plan and the W. H. Salisbury & Company Employees Retirement Plan (collectively, the "Siebe North 401(k) Plans").

          (2) The Siebe Sellers will cause that portion of the assets held in the Siebe Inc. Defined Contribution Plan Master Trust (the "Master 401(k) Trust") and allocable to the Siebe North 401(k) Plans (and equal to the account balances under the Siebe North 401(k) Plans) (i) to become fully vested as of the Closing to the extent not already vested and (ii) to be transferred to one or more new (or existing) trusts (the "Norcross 401(k) Trust(s)") as follows:

               (a) Norcross will establish the Norcross 401(k) Trust(s) as soon as practicable after the Closing. Norcross will provide the Siebe Sellers with written evidence, in the form of an IRS determination letter (and, if such trust is not established af-

                                                                  EXECUTION COPY
                                                                      Appendix I

                    ter the date hereof, an opinion of counsel reasonably acceptable to the Siebe Sellers), no later than 30 days after Closing that the Norcross 401(k) Trust(s) is exempt from taxation under Section 501(a) of the Code.

               (b) The Siebe Sellers will cause the trustee of the Master 401(k) Trust to calculate the fair market value as of the Closing, in a manner consistent with the trustee's past practice and fiduciary duty under ERISA, that portion of the assets of the Master 401(k) Trust that are held on account for the participants of the Siebe North 401(k) Plans.

               (c) As soon as practicable after the trustee of the Master 401(k) Trust has completed the valuation described in paragraph 5(B)(2)(b) above, the trustee of the Master 401(k) Trust will transfer to the trustee of the Norcross 401(k) Trust(s) an amount (in cash or other property as Norcross and the Siebe Sellers may agree) equal to the total account balances held on account for the participants of the Siebe North 401(k) Plans, together with earnings attributable to such accounts between the Closing and the date of transfer.

          (3) Norcross will be free to modify, amend, or terminate the Siebe North 401(k) Plans after the Closing as it chooses, but only if -

               (a) Such modifications or amendments are in accordance with the terms of the Siebe North 401(k) Plans as in effect from time to time and in accordance with law, including ERISA;

               (b) Such modifications or amendments continue to give Continuing Employees credit for participation and benefit accrual purposes for their prior service with Siebe North or its affiliated companies and/or predecessors as provided in the Siebe North 401(k) Plans; and

               (c) Norcross indemnifies the Siebe Sellers and holds the Siebe Sellers harmless from and against any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising solely out of or resulting from any such modification, amendment, or termination.

                                                                  EXECUTION COPY
                                                                      Appendix I

     C.   BENEFITS RESTORATION PLAN

          (1) Siebe North will remain the sponsor of the Siebe North Inc. Benefit Restoration Plan (the "Siebe North SERP").

          (2) Norcross will be free to modify, amend, or terminate the Siebe North SERP after the Closing as it chooses, but only if -

               (a) Such modifications or amendments are in accordance with the terms of the Siebe North SERP as in effect from time to time and in accordance with law, including ERISA;

               (b) Such modifications or amendments continue to give Continuing Employees credit for participation and benefit accrual purposes for their prior service with Siebe North or its affiliated companies and/or predecessors as provided in the Siebe North SERP; and

               (c) Norcross indemnifies the Siebe Sellers and holds the Siebe Sellers harmless from and against any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising solely out of or resulting from any such modification, amendment, or termination.

     D.   DEFERRED COMPENSATION PLAN

          (1) The Siebe Group of companies in the United States, including Siebe North, currently maintain the Siebe plc Deferred Compensation Plan (the "Siebe Deferred Compensation Plan").

          (2) The following Continuing Employees (the "North Safety Deferred Compensation Participants") participate in the Siebe Deferred Compensation Plan:

               J. Keitt Hane
               Wallace Reed
               Paul Dittmer

          (3) From and after the Closing, Siebe North will assume, honor and perform the sponsor/employer obligations to the North Safety Deferred Compensation Participants under the Siebe Deferred Compensation Plan.

                                                                  EXECUTION COPY
                                                                      Appendix I

          (4) As soon as practicable after the Closing, Norcross will cause Siebe North -

               (a) To adopt a deferred compensation plan (the "Norcross Deferred Compensation Plan") which, by its terms -

                    (i) Is the successor plan to the Siebe Deferred Compensation Plan with respect to such Continuing Employees;

                    (ii) Is substantially similar to the Siebe Deferred Compensation Plan; and

                    (iii) Permits such North Safety Deferred Compensation Participants to participate in the Norcross Deferred Compensation Plan and to continue to defer all "Deferred Amounts" (as defined in the Siebe Deferred Compensation Plan).

          (5) The Siebe Sellers will cause a portion of the assets held in the Trust Under Siebe plc Deferred Compensation Plan (the "Master Deferred Compensation Trust") for the benefit of the North Safety Deferred Compensation Plan participants to be transferred to a new trust (the "Norcross Deferred Compensation Trust") as follows:

               (a) Norcross will establish the Norcross Deferred Compensation Trust as soon as practicable after the Closing.

               (b) The Siebe Sellers will cause the trustee of the Master Deferred Compensation Trust to calculate the fair market value as of the Closing, in a manner consistent with the trustee's past practice, that portion of the assets of the Master Deferred Compensation Trust that are held on account for the Continuing Employees who are participants in the Siebe Deferred Compensation Plan.

               (c) As soon as practicable after the trustee of the Master Deferred Compensation Trust has completed the valuation described in paragraph 5(D)(5)(b) above, the trustee of the Master Deferred Compensation Trust will transfer to the trustee of the Norcross Deferred Compensation Trust an amount (in cash or other property as Norcross and the Siebe Sellers may agree) equal to the amount held on account for the Continuing Employees who are participants in

                                                                  EXECUTION COPY
                                                                      Appendix I

                    the Siebe Deferred Compensation Plan, together with earnings attributable to such accounts between the Closing and the date of transfer.

     E.   WELFARE PLANS

          (1) Siebe North currently sponsors the following welfare plans (the "North Safety Welfare Plans") for the benefit of the Continuing
               Employees:

               (a) The Siebe North, Inc. Benefit Plan (flexible spending accounts),

               (b) The Siebe North, Inc. Employees Health Plan (medical, dental and prescription drugs),

               (c) The Siebe North, Inc. Plan (which includes life insurance, long-term disability insurance, and accidental death and dismemberment insurance),

               (d) The Siebe North Business Travel Accident Plan (which includes life insurance and long term disability),

               (e) The Siebe North, Inc., Disability Leave of Absence Policy, and

               (f) The Siebe North, Inc., Salary Continuation Plan for Absence Due to Sickness or Accident (Exempt Salaried Personnel).

          (2) The Siebe North Welfare Plans will continue in effect at and immediately after the Closing and Siebe North will continue to be the sponsor of such plans.

          (3) The Siebe Sellers currently have no duties or obligations with respect to the Siebe North Welfare Plans and will have no duties or obligations with respect to the Siebe North Welfare Plans after the Closing.

          (4) Norcross will be free to modify, amend, or terminate any or all of the Siebe North Welfare Plans after the Closing as it chooses, but only if -

               (a) Such modifications or amendments are in accordance with the terms of the Siebe North Welfare Plan affected as in effect

                                                                  EXECUTION COPY
                                                                      Appendix I

                    from time to time and in accordance with law, including
                    ERISA;

               (b) Such modifications or amendments continue to give Continuing Employees credit for participation purposes for their prior service with Siebe North or its affiliated companies and/or predecessors as provided in the Siebe North Welfare Plans; and

               (c) Norcross indemnifies the Siebe Sellers and holds the Siebe Sellers harmless from and against any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising solely out of or resulting from any such modification, amendment, or termination.

     F.   WELFARE POLICIES

          (1) Siebe North has adopted the following employee welfare policies (collectively, the "Siebe North Welfare Policies") applicable to the Continuing Employees:

               (a)  Vacation benefit and holiday policy;

               (b)  Bereavement leave policy;

               (c)  Jury-pay make up policy;

               (d)  Paid sick leave policy; and

               (e)  Siebe North, Inc. Tuition Assistance policy.

          (2) The Siebe North Welfare Policies will continue in effect at and immediately after the Closing.

          (3) Norcross will be free to modify, amend, or terminate any or all of the Siebe North Welfare Policies after the Closing as it chooses, but only if -

               (a) Such modifications or amendments are in accordance with the terms, of the affected Siebe North Welfare policy as in effect from time to time and in accordance with law, including ERISA;

               (b)  Such modifications or amendments continue to give Con-

                                                                  EXECUTION COPY
                                                                      Appendix I

                    tinuing Employees credit for participation purposes for their prior service with Siebe North or its affiliated companies and/or predecessors as provided in the affected Siebe North Welfare policy; and

               (c) Norcross indemnifies the Siebe Sellers and holds the Siebe Sellers harmless from and against any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising solely out of or resulting from any such modification, amendment, or termination.

     G.   SEVERANCE POLICY

          (1) Siebe North adopted a written severance policy on June 1, 1998, entitled Separation Pay Policy (the "Siebe North Severance Policy").

          (2) The Siebe North Severance Policy will continue in effect after the Closing for a period of at least one year; provided that such policy shall remain in effect indefinitely with respect to the Continuing Employees listed in paragraph 5(G)(3) below.

          (3) If the employment of any of the following Continuing Employees with Siebe North is terminated involuntarily without cause at any time after the Closing, then Norcross will cause Siebe North to assure that such terminated employees' severance benefit under the Siebe North Severance Policy is equal to no less than the number of months' pay (at the terminated employees' base salary pay rate the time of such termination) as indicated below:

               Continuing Employee                  Minimum No. of Months
               -------------------                  --------------------
                  K. W. Smith                               Six
                  T. Hudson                                 Six
                  P. J. Stupinski                           Six
                  W. L. Reed                                Six
                  P. Dittmer                                Six
                  P. Fredericks                             Six
                  R. Stokker                                Six
                  T. Kulp                                   Six
                  S. T. Nakagama                            Six

                                                                  EXECUTION COPY
                                                                      Appendix I

               In addition, Norcross will cause Siebe North to provide such Continuing Employees with continued medical coverage and (in the case of Messrs. Smith, Hudson, Stupinski, Reed, and Nakagama) a vehicle allowance as currently in effect for the duration of the periods indicated above.

          (4) Norcross will be free after the first anniversary of the Closing to modify, amend, or terminate the Siebe North Severance Plan as it chooses, but only if -

               (a) Such modifications or amendments are in accordance with the terms of the Siebe North Severance Plan as in effect from time to time and in accordance with law, including ERISA;

               (b) Such modifications or amendments continue to give Continuing Employees credit for participation and benefit accrual purposes for their prior service with Siebe North or its affiliated companies and/or predecessors as provided in the Siebe North Severance Plan;

               (c) Norcross indemnifies the Siebe Sellers and holds the Siebe Sellers harmless from and against any and all liabilities, damages, claims, losses, costs, and expenses (including attorneys' fees) arising solely out of or resulting from any such modification, amendment, or termination; and

               (d) Before implementing any such modification, amendment, or termination, Norcross provides the Continuing Employees listed in paragraph 5(G)(3) above severance benefits which are no less favorable than the benefits that would have been provided such Continuing Employees under such paragraph.

                                                                  EXECUTION COPY
                                                                      Appendix J


                               KPMG CONSENT LETTER


                               See Attached Letter

[KPMG PEAT MARWICK LLP LOGO]

    Ono Insignia Financial Plaza   Telephone 864 250 2800   Telefax 864 235 7542
    P.O. Box 10529
    Greenville, SC 29603


July 1, 1998

PRIVATE

Mr. Kenneth W. Smith
Vice President - Finance and Administration
North Safety Products
2000 Plainfield Pike
Cranston, Rhode Island 02921

Dear Ken:

This letter will confirm our understanding of our engagement to provide services to North Safety Products and the nature and limitations of the services we will provide. The legal entities included in North Safety Products are Siebe North Inc. and its subsidiaries; James North and Sons, Ltd.; Siebe Gorman; James North, South Africa; James North, Zimbabwe; and Industrie-Schutz-Produkte GmbH.

AUDIT OF COMBINED FINANCIAL STATEMENTS OF NORTH SAFETY PRODUCTS

We will report upon our audit of the combined balance sheets of North Safety Products (the Company), as of April 4, 1998, April 5, 1997 and April 6, 1996, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended April 4, 1998.

We will conduct the audit in accordance with generally accepted auditing standards with the objective of expressing an opinion as to whether the presentation of the combined financial statements, taken as a whole, conforms with U.S. generally accepted accounting principles.

In conducting the audit, we will perform tests of the accounting records and such other procedures as we consider necessary in the circumstances to provide a reasonable basis for our opinion on the combined financial statements. We also will assess the accounting principles used and significant estimates made by management as well as evaluate the overall financial statement presentation.

The Company agrees that all records, documentation, and information we request in connection with our audit will be made available to us, that all material information will be disclosed to us, and that we will have the full cooperation of the Company's personnel.

[KPMG PEAT MARWICK LLP LOGO]

Mr. Kenneth W. Smith
Vice President - Finance and Administration
North Safety Products
July 1, 1998
Page 2

As required by generally accepted auditing standards, we will make specific inquiries of management about the representations embodied in the combined financial statements and the effectiveness of internal control, and obtain a representation letter from management about these matters. The responses to our inquiries, the written representations, and the results of audit tests comprise the evidential matter will rely upon in forming an opinion on the combined financial statements.

The management of the Company has responsibility for the combined financial statements and all representations contained therein. Management also has responsibility for the adoption of sound accounting policies and the implementation of record keeping and internal control to maintain the reliability of the combined financial statements and to provide reasonable assurance against the possibility of misstatements that are material to the combined financial statements.

An audit is planned and performed to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether caused by error or fraud. Absolute assurance is not attainable because of the nature of audit evidence and the characteristics of fraud. Therefore, there is a risk that material errors or fraud (including fraud that may be an illegal act) and other illegal acts may exist and not be detected by an audit performed in accordance with generally accepted auditing standards. Also, an audit is not designed to detect matters that are immaterial to the financial statements.

To the extent that they come to our attention, we will inform management about any material errors, any instances of fraud or illegal acts. Further, to the extent that they come to our attention, we will inform the Board of Directors about fraud and illegal acts that involve senior management, fraud that in our judgment causes a material misstatement of the combined financial statements of the Company, and illegal acts, unless clearly inconsequential, that have not otherwise been communicated to the committee.

In planning and performing our audit, we will consider the Company's internal control in order to determine our auditing procedures for the purpose of expressing an opinion on the combined financial statements and not to provide assurances on the internal control. Furthermore, our audit-including the limited inquiries we will make in connection with Year 2000 issues- is not designed to, and does not, provide any assurance that Year 2000 issues which may exist will be identified, on the adequacy of the Company's Year 2000 remediation plans regarding operational or financial systems, or on whether the Company

[KPMG PEAT MARWICK LLP LOGO]

Mr. Kenneth W. Smith
Vice President - Finance and Administration
North Safety Products
July 1, 1998
Page 3

remediation plans regarding operational or financial systems, or on whether the Company is or will become Year 2000 compliant on a timely basis. Year 2000 compliance is the responsibility of management. However, we may communicate matters that come to our attention relating to the Year 2000 issue which in our judgment may be of benefit to management.

While we are not being engaged to report on the Company's internal control, we will communicate reportable conditions to you to the extent they come to our attention. Reportable conditions are significant deficiencies in the design or operation of internal control which could adversely affect the organization's ability to record, process, summarize and report financial data consistant with the assertions of management in the combined financial statements.

Because of the importance of management's representations to the effective performance of our services, the Company will release KPMG Peat Marwick LLP and its personnel from any claims, liabilities, costs and expenses relating to our services under this letter attributable to any misrepresentations in the representation letter referred to above.

From our discussion, we understand that these financial statements may be used in a public filing of a potential acquirer. Subject to KPMG completing to our satisfaction our normal background check and evaluation of the acquirer (if necessary) and to satisfactory completion of, (1) a down-to-date review of North Safety Products' combined financial statements for the three years ended April 4, 1998 prior to the filing date and the effective date of the acquirer's Registration Statements made under the Securities Act of 1933, (2) a reading of the Registration Statements, and (3) satisfactory representations from management that there are no subsequent events which would require modification or additional disclosure to the audited financial statements, KPMG will consent to the use of its report if the results of its procedures do not indicate that the financial statements or the Registration Statement are misleading. This additional work will be billed at standard rates for work related to the issue of securities.

FEES

Our fees for the audit of the combined financial statements and issuance of the required reports is estimated to be $117,000 plus out-of-pocket expenses and will be billed periodically as the work progresses.

[KPMG PEAT MARWICK LLP LOGO]

Mr. Kenneth W. Smith
Vice President - Finance and Administration
North Safety Products
July 1, 1998
Page 4

Our audit fees are based on the presumption that your accounting records are up-to-date and in good order. We will bill you separately for any accounting assistance outside the normal course of our audit. Such fees will be based on the time required of the individuals performing the services. Circumstances encountered during the performance of these services that warrant additional time or expense could cause us to be unable to complete the audit within the above estimates. We will endeavor to notify you of any such circumstances as they are assessed.

We shall be pleased to discuss this letter with you at any time. For your convenience in confirming these arrangements, we enclose a copy of this letter. Please sign and return it to us at your earliest convenience.

Very truly yours,

KPMG Peat Marwick LLP

/s/ Thomas J. Kester
Thomas J. Kester
Partner


ACCEPTED

North Safety Products

/s/ Kenneth W. Smith
---------------------------------------------
Mr. Kenneth W. Smith
Vice President - Finance and Administration

July 15, 1998
---------------------------------------------
Date

cc:  Greg Miller, Vice President Finance and Administration
     Stephen J. Georgian (KPMG - Providence)

                                                                  EXECUTION COPY
                                                                      Appendix K

                                TRADEMARK LICENSE


                                To Be Negotiated